                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                    PNV INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                                    PNV INC.
                             11711 N.W. 39TH STREET
                          CORAL SPRINGS, FLORIDA 33065

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 15, 2000

                             ---------------------

To the Stockholders of PNV Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of PNV Inc. (the "Company") will be held on November 15, 2000, at 3:00 p.m. at the Radisson Resort Coral Springs, 11775 Heron Bay Boulevard, Coral Springs, Florida for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. To elect six directors of the Company to serve until the 2001 Annual Meeting of Stockholders of the Company or until their respective successors are duly elected and qualified;

          2. To approve and adopt the Company's 2000 Equity Compensation Plan, which provides for the issuance of a maximum of 2,100,000 shares of Common Stock pursuant to awards thereunder;

          3. To approve and adopt the Company's Employee Stock Purchase Plan, which provides for the issuance of a maximum 250,000 shares of Common Stock pursuant thereto;

          4. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2001; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more thoroughly described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on October 6, 2000 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By order of the Board of Directors

                                          IAN WILLIAMS
                                          Chairman of the Board

Coral Springs, Florida
October 16, 2000

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                    PNV INC.
                             11711 N.W. 39TH STREET
                          CORAL SPRINGS, FLORIDA 33065

                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 15, 2000

                             ---------------------

                   PROXY SOLICITATION AND GENERAL INFORMATION

     This Proxy Statement is furnished to stockholders of PNV Inc., a Delaware corporation (the "Company"), as of October 6, 2000 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Company's Annual Meeting of Stockholders to be held on November 15, 2000 at 3:00 p.m. (Eastern Standard
Time) (the "Annual Meeting"). The Annual Meeting will be held at Radisson Resort Coral Springs, 11775 Heron Bay Boulevard, Coral Springs, Florida. The Company expects to mail this Proxy Statement and the enclosed proxy card to the stockholders on or about October 16, 2000.

     The close of business on October 6, 2000 has been fixed as the record date (the "Record Date") for determining the stockholders, entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 15,997,356 shares of the common stock of the Company, $.001 par value (the "Common Stock" or the "Stock") issued and outstanding. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting. No shares of the Company's preferred stock $.01 par value, were outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to be presented for action at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

     Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes determining the presence or absence of a quorum for the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     If the proxy does not specify how the shares represented thereby are to be voted, the person acting under the proxies will vote the shares represented thereby: (1) FOR the election of the directors nominated and named in this Proxy Statement; (2) FOR the approval and adoption of the PNV Inc. 2000 Equity Compensation Plan (the "Equity Compensation Plan"), which provides for the issuance of up to 2,100,000 shares of Common Stock pursuant to awards thereunder; (3) FOR the approval and adoption of the PNV Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"), which provides for the issuance of up to 250,000 shares of Common Stock pursuant thereto; (4) FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2001; and (5) in their discretion, on such other business as may come before the Annual Meeting or any adjournment(s) thereof. With respect to the election of a Board of Directors, any stockholder that has submitted a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors by writing the name of such individual or group in the space provided on the proxy. The Company does not know of any other business to be brought before the Annual Meeting, but it is intended that as to any such other business the proxies will be voted in accordance with the judgment of the person or persons acting thereunder.

     Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting in accordance with the instructions specified thereon. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     A copy of the Company's 2000 Annual Report to Stockholders is being furnished herewith to each Stockholder of record as of the close of business on the Record Date. Copies of the Company's Annual Report on Form 10-K for the year ended June 30, 2000 will be provided free of charge upon written request to:

                                    PNV Inc.
                             11711 N.W. 39th Street
                          Coral Springs, Florida 33065
                         Attn: Chief Financial Officer

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

GENERAL

     The Company's by-laws provide that the number of members of the Board of Directors will consist of between one and nine and that the Board has the power to determine the number of directors and to fill vacancies on the Board. Currently, the Company has six directors. Directors are elected at the Annual Meeting and serve until their successors are elected and qualified. Each of the six nominees named below is currently serving as a director of the Company and has indicated that he will serve as a director of the Company if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

     The following information with respect to the principal occupation or employment, other affiliations and business experience of the nominees for director have been furnished to the Company by such nominees.

     Robert P. May, 51, has served as the Company's Chief Executive Officer since March 1999, as the Company's President since April 2000, and as a director of the Company since March 1999. Prior to joining PNV, from March 1998 to February 1999, Mr. May was a private investor. From October 1996 to February 1998, Mr. May served as Chief Operating Officer of Cablevision Systems Corporation. In this position he oversaw several key transactions including the successful integration of the New York-area cable systems of Tele-Communications, Inc. From April 1995 to September 1996, Mr. May served as Chief Operating Officer of Towne Air Freight, a regional airfreight trucking company. From 1993 to October 1995, Mr. May also served as a Chief Executive Officer of Intelligent Electronics' Intelogistics Division, a distributor of desktop hardware and related outsourcing services. From 1973 to 1993, Mr. May was employed by Federal Express Corporation where he served in a variety of senior management positions. Mr. May attended Curry College and Boston College.

     Ian Williams, 51, a founder of PNV, has served as the Company's Chairman of the Board since August 1998 and as a director of the Company since its incorporation in September 1995. From September 1995 to March 1999, Mr. Williams served as the Company's Chief Executive Officer. From September 1995 to July 1998, Mr. Williams served as the Company's President. From March 1993 to September 1995, Mr. Williams served as President of Park 'N View, Ltd., the predecessor of PNV. Prior to joining Park 'N View, Ltd., from 1991 to March 1993, Mr. Williams served as President of Arden Technologies, Inc., a manufacturer and distributor of wireless cable transmitters. Mr. Williams' responsibilities at Arden, as well as other previous employers, included the design of numerous satellite master antenna television systems, multi-channel low-power television systems, FM rebroadcast and distribution systems and wireless television broadcast systems and the installation of low-power television and cable systems throughout Canada, the Arctic, and over 30 other countries throughout the world. Mr. Williams holds a diploma from West Gloucestershire College of Education in the United Kingdom.

     Robert M. Chefitz, 41, has served as a director of the Company since November 1995. Mr. Chefitz has served as a Managing Director of Patricof & Co. Ventures, Inc., a venture capital firm, since 1991. Mr. Chefitz joined Patricof in 1987 and served as Vice President until 1991. From 1981 to 1987, Mr. Chefitz served in various management positions with Golder, Thoma & Cressey Co. of Chicago, Illinois. Mr. Chefitz's experience includes investing with management teams to consolidate fragmented industries, including communications, security and specialty retailing. Mr. Chefitz serves as a director of Air Net Communications Corp. and several privately held companies in which the limited partnerships managed by Patricof are investors. Mr. Chefitz holds a B.A. in History from Northwestern University and an M.B.A. from Columbia University.

     Daniel K. O'Connell, 71, has served as a director of the Company since November 1995. Mr. O'Connell has been a private investor since April 1991. From 1964 to April 1991, Mr. O'Connell worked for Ryder System, Inc., an international transportation services company and served in various capacities including Executive Vice President from 1974 to 1991, Financial Vice President from 1970 to 1974, General Counsel from 1968 to 1970 and attorney from 1964 to 1968. He is a director of American Retirement Corporation in Nashville, Tennessee, which develops, owns and manages assisted living, continuing care and congregate living retirement communities throughout the United States, and of Fortress-FAE Corporation in Boston, Massachusetts, which transports and stores art objects and other high-value personal property. Mr. O'Connell holds a B.A. from Southern Illinois University and a J.D. from Georgetown University Law Center. Mr. O'Connell's son is a partner in the law firm of Kilpatrick Stockton LLP, which provides legal services to the Company.

     William J. Razzouk, 52, has served as a director of the Company since October 1999. Mr. Razzouk served as Chief Executive Officer of PlanetRx.com, Inc. from September 1998 until August 2000 and as Chairman of PlanetRx.com, Inc. from September 1998 until August 2000. From August 1997 to May 1998, Mr. Razzouk served as President and Chief Operating Officer of Storage USA, a real estate investment trust. Mr. Razzouk was a consultant to Advanta Corporation from October 1996 to April 1997. From February 1996 to June 1996, Mr. Razzouk served as President and Chief Operating Officer of America Online, Inc. From August 1983 to February 1996, Mr. Razzouk was employed by FedEx Corporation and most recently served as Executive Vice President of Worldwide Customer Operations. Mr. Razzouk serves as a director of Fritz Companies, Inc. and Waste Connections, Inc. Mr. Razzouk holds a B.A. in Journalism and Marketing from the University of Georgia.

     Raymond B. Greer, 37, has served as a director of the Company since March 2000. Mr. Greer joined Esurg.com as Chief Executive Officer in May 2000. From May 1994 to May 2000, Mr. Greer has served in several capacities at Ryder Systems, Inc. including President, Ryder Integrated Logistics and Executive Vice President of Ryder Systems, Inc. Mr. Greer holds a B.S. in Mathematics from the University of Utah in Salt Lake City and a Masters from both Embry-Riddle Aeronautical University in Daytona Beach, Florida and Christian Brothers University in Memphis, Tennessee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has established an Audit Committee and a Compensation Committee and delegated to these committees certain authority.

     The Board of Directors held eight meetings during the year ended June 30, 2000. Each Director attended at least seventy-five percent (75%) of the meetings held by the Board of Directors and the committees on which he served during the year. The Company has no standing nominating committee or other committee performing similar functions.

     The members of the Company's Audit Committee are Mr. O'Connell, Mr. Chefitz and Mr. Greer. The Audit Committee met one time during the year ended June 30, 2000. The Audit Committee reviews, acts on reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendation of the Company's auditors, the scope of annual audits, fees to be paid to auditors, the performance of the Company's independent auditors and the Company's accounting practices.

     The members of the Company's Compensation Committee are Mr. Chefitz, Mr. Razzouk and Mr. Williams. The Compensation Committee met three times during the year ended June 30, 2000. The Compensation Committee reviews the performance of all executive officers, determines the salaries and benefits of all executive officers and administers the Company's Stock plans.

DIRECTOR COMPENSATION

     In connection with appointments to the Board of Directors of Mr. Razzouk in October 1999 and Mr. Greer in April 2000, the Company granted to Mr. Razzouk an option to purchase 25,000 shares of Common Stock, having an exercise price of $10.50 per share, and to Mr. Greer an option to purchase 25,000 shares of Common Stock, having an exercise price of $2.65. These options become exercisable in full on the dates of grant and may be exercised at any time during its 10-year term. The Company also agreed to pay each of these directors $1,500 for each Board or committee meeting that he attends. Other than reimbursing directors for customary and reasonable expenses of attending Board of Directors or committee meetings, the Company does not currently compensate Directors for serving in this capacity.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee made decisions concerning the compensation of executive officers for the years ended June 30, 1998, 1999 and 2000, during which time Mr. Williams, the Chairman of the Board, has been a member of the Committee. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, and no such interlocking relationship has existed in the past.

                                  PROPOSAL 2:

                      APPROVAL OF EQUITY COMPENSATION PLAN
GENERAL

     On October 11, 2000, the Board adopted, subject to stockholder approval, the PNV Inc. 2000 Equity Compensation Plan. The Board is proposing that the Company's stockholders approve the Equity Compensation Plan for a number of reasons, including compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Compliance with Section 162(m) of the Internal Revenue Code" below. The Equity Compensation Plan, if approved by the stockholders, will be effective on the date of such approval.

     The following is a summary of the Equity Compensation Plan, which is incorporated by reference into this summary description. This summary is qualified entirely by reference to the Equity Compensation Plan, a copy of which is attached to this Proxy Statement as Exhibit A. Any capitalized terms used in this summary description that are not defined herein have the meanings assigned to them in the Equity Compensation Plan.

PURPOSE

     The ability to offer stock through options or other equity-based compensation awards has been and will continue to be a necessary and beneficial method by which the Company can retain the services of employees and attract competent personnel.

     The Board previously adopted the Park 'N View, Inc. Stock Option Plan, as amended (the "Option Plan"). As of June 30, 2000, options for 1,961,915 shares were outstanding under the Option Plan, and an additional 122,735 shares were available for issuance purchase to options granted under the Option Plan in the future. The Board believes the approval and adoption of the Equity Compensation Plan is in the Company's best interest so that the Company can assure itself that a sufficient reserve of shares of Common Stock remain available for issuance under an equity-based plan. The Board believes that the Company must be able to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's operations. Equity incentives play a significant role in the Company's efforts to remain competitive in the market for talented individuals, and the Company relies on such incentives as a means to attract and retain highly qualified individuals in the positions vital to the Company.

DESCRIPTION OF PLAN

  In General

     The Equity Compensation Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Equity Compensation Plan is not a qualified retirement plan under Section 401 of the Code.

     The Equity Compensation Plan provides for the grant of several different types of equity-based compensation awards under one plan. Awards under the Equity Compensation Plan may be made to participants in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and other forms of equity-based compensation as may be provided and are permissible under the Equity Compensation Plan.

  Administration

     The Equity Compensation Plan will be administered by the Compensation Committee of the Board (the "Committee"). The Committee has the exclusive right to interpret, construe, and administer the Equity Compensation Plan and to select the persons eligible to receive awards. The Committee will determine the number of stock options, stock appreciation rights, stock awards or performance shares subject to an award and the form, terms, conditions, and duration of each award. All acts, determinations and decisions of the Committee will be conclusive, final and binding upon all parties.

     The fair market value of the Stock for any day in question will be the closing sale price reported for the Stock for such date on the exchange on which the Stock is traded, if the Stock is traded on an exchange, provided at least 100 shares of Stock were sold on such date. If there was not a sale of at least 100 shares of Stock that day, then the fair market value will be the closing sale price reported for the Stock on such exchange on the last day on which there was a sale of at least 100 shares of Stock. If the Stock is admitted for quotation on the National Association of Securities Dealers Automated Quotation System or other comparable quotation system, the fair market value of the Stock for any day in question will be the last sale price reported for the Stock for such date on such system, provided at least 100 shares of Stock were sold on such date. If there was not a sale of at least 100 shares of Stock that day, then the fair market value shall be the average of the high bid and low asked prices reported for the Stock on such system on such date (or, if no shares were sold on such date, the last sale price reported for the Stock on such system on the last date on which at least 100 shares of Stock were sold). The Committee is also authorized to establish an alternate method of determining fair market value of the Stock.

  Securities to be Offered

     The Board has designated an aggregate of 2,100,000 shares of Stock for issuance pursuant to awards granted under the Equity Compensation Plan. Such shares of Stock shall be made available from shares authorized and unissued or currently held or subsequently reacquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. The last sale price of the Stock of the Company on October 6, 2000, as reported on The Nasdaq Stock Market, was $1.03 per share.

     To the extent any shares of Stock awarded or subject to purchase under the Equity Compensation Plan are not delivered or purchased, or are reacquired by the Company, such shares will not be charged against the aggregate number of shares available for awards under the Equity Compensation Plan and may again be awarded under the plan. This would occur, for example, upon a forfeiture of restricted stock or termination, expiration, or cancellation of a stock option, stock appreciation right, or performance share under the Equity Compensation Plan, or any other termination of an award without payment being made in the form of Stock.

     Proportionate and equitable adjustments will be made by the Committee upon the occurrence of certain events that result in changes in the outstanding shares of Stock or that result in exchanges of shares of Stock for a different number or class of Stock or other securities of the Company or another corporation. These events include without limitation a reorganization or recapitalization of the Company or reclassification of its shares, stock split, stock dividend, or consolidation of shares of Stock, merger, consolidation, or separation, including spin-off, or sale of assets of the Company, or any distribution to stockholders other than a cash dividend that results in the outstanding shares of Stock (or any securities exchanged therefore or received in their place) being exchanged for a different number or class of shares of stock or other securities. Under such circumstances, adjustments may be made by the Committee in the limitation on the aggregate number of shares of Stock that may be awarded under the Equity Compensation Plan, the number and class of shares that may be subject to an award, the purchase price for shares of Stock under outstanding stock options, and the number of shares to be transferred in settlement of outstanding stock appreciation rights, and the terms, conditions, or restrictions of any award or award agreement, including the price payable for the acquisition of Stock.

     The Committee is also authorized to make adjustments in performance-based criteria or in the terms and conditions of other awards under the Equity Compensation Plan in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations, or accounting principles. The Committee may also correct any defects or omissions or reconcile any inconsistencies in the Equity Compensation Plan or any agreement evidencing an award under the Equity Compensation Plan in the manner and to the extent it shall deem desirable to carry it into effect. Moreover, the Committee may, in its discretion, make such adjustments in the terms of awards under the Equity Compensation Plan as it deems appropriate if the Company assumes any outstanding employee benefit plans or awards or the right or obligation to make future awards in connection with the acquisition of any other entity.

  Eligible Participants

     The class of persons eligible to receive awards under the Equity Compensation Plan are employees of the Company and other natural persons, including non-employee members of the Board and consultants and advisors who provide bona fide services to the Company not in connection with the offer or sale of securities in a capital-raising transaction. The Committee shall select from this class of eligible individuals the individuals who shall receive awards under the Equity Compensation Plan. As of September 30, 2000, the Company had approximately 360 employees and 4 non-employee directors.

  Types of Awards

     Each award granted will be evidenced by a written agreement setting forth the terms and conditions of the award. Each such agreement will also be subject to and incorporate the applicable terms and conditions of the Equity Compensation Plan and any other terms and conditions, not inconsistent with the Equity Compensation Plan, required by the Committee. The various forms of awards that may be made to participants under the Equity Compensation Plan are described below.

  Incentive Stock Options

     The Committee may grant incentive stock options ("ISOs") that may be entitled to favorable tax treatment under Section 422 of the Code. See "-- Tax Effects of Equity Compensation Plan Participation" below. ISOs may be granted to eligible employees under the Equity Compensation Plan at such time or times as determined by the Committee until ten years following the date the Board adopted the Equity

Compensation Plan, subject to certain conditions described below. The exercise price of an ISO under the Equity Compensation Plan may not be less than 100% of the fair market value of the Stock at the date of grant of the ISO (110% for 10% owners of the Company).

     An ISO and any related stock appreciation right, if any, granted under the Equity Compensation Plan must be exercised in whole or in part from time to time within 10 years from the date of grant of the ISO (5 years for 10% owners of the Company), or such shorter period specified by the Committee corresponding in the award agreement. Upon a termination of employment of the optionee with the Company, as determined by the Committee in its discretion, the ISO, and any related stock appreciation right, will lapse and cease to be exercisable upon, or within such period following, the termination of employment, as determined by the Committee and provided in the award agreement. In no event, however, can the period of time during which an ISO or related stock appreciation right remains exercisable following a termination of employment exceed three months, unless employment is terminated because of death or disability of the optionee. Following death or disability, the period of time during which an ISO or related stock appreciation right may be exercised cannot exceed one year after the date of death or disability. In no event can the period of time following a termination of employment during which an ISO or related stock appreciation right may be exercised extend beyond the original exercise period of the ISO or related stock appreciation right.

     The amount of ISOs that are first exercisable by any one participant in any year that may receive favorable tax treatment as ISOs is limited. To the extent that the aggregate fair market value of the shares of Stock with respect to which ISOs are first exercisable during any calendar year by an eligible participant exceeds $100,000, such options shall be treated as NQSOs. Similar treatment applies in the event the exercise of an ISO is accelerated by reason of change of control. See "Effects of Change in Control" below. The aggregate fair market value of the Stock for these purposes is determined as of the date the ISO is granted.

     Subject to the limitation on the maximum number of shares of Stock that may be issuable pursuant to the Equity Compensation Plan, as discussed under "Securities to be Offered" above, the maximum number of shares of Stock may be subject to ISO awards under the Equity Compensation Plan. An ISO granted under the Equity Compensation Plan will also be subject to such other terms and conditions which the Committee deems necessary to impose in order to qualify the ISO under Section 422 of the Code, as well as any other terms and conditions not inconsistent with the ISO provisions of the Equity Compensation Plan as determined by the Committee.

  Nonqualified Stock Options

     The Committee may also grant nonqualified stock options ("NQSOs") to eligible participants to purchase shares of Stock at such time or times as determined by the Committee. These stock options will not be eligible for the favorable tax treatment available to ISOs under Section 422 of the Code.

     The exercise price of an NQSO under the Equity Compensation Plan will be as established by the Committee in the agreement evidencing the award. Such exercise price may be more than, equal to or less than 100% of the fair market value at the time of grant. Thus, discounted stock options (options with exercise prices less than the fair market value of the Stock at the date of the awards) may be granted as NQSOs under the Equity Compensation Plan.

     An NQSO under the Equity Compensation Plan, and its related stock appreciation right, if any, will be exercisable in full or in part from time to time as specified by the Committee or in the corresponding award agreement. Upon termination of employment of the optionee, the NQSO and any related stock appreciation right will lapse and cease to be exercisable upon, or within such period following, such termination of employment, as determined by the Committee and specified in the award agreement.

     An NQSO may also be subject to such other terms and conditions, not inconsistent with the Equity Compensation Plan, as determined by the Committee and specified in the award agreement for the NQSO.

  Stock Appreciation Rights

     The Committee is empowered under the Equity Compensation Plan to grant a stock appreciation right ("SAR") to an eligible participant in connection with an ISO or an NQSO. SARs may also be granted independent of any related stock option.

     A SAR is a right granted under the Equity Compensation Plan that provides for an amount payable in shares of Stock and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share of Stock on the date the stock appreciation right is exercised over the exercise price of the SAR or the exercise price of a related stock option to purchase a share of Stock. Thus, a SAR granted in conjunction with a stock option will entitle the participant, within the period specified for the exercise of the stock option, to surrender the unexercised stock option, or a portion thereof, and receive in lieu thereof a payment in cash or shares of Stock having an aggregate value equal to the amount by which the fair market value of each share of Stock exceeds the exercise price per share of Stock under the stock option, times the number of shares of Stock under the stock option, or portion thereof, that is surrendered.

     Any SAR granted under the Equity Compensation Plan in conjunction with a stock option will be subject to the same terms and conditions as the related stock option, including limits on transferability, and will be exercisable only to the extent the stock option is exercisable. If the related stock option terminates or lapses, the SAR will also terminate or lapse. Upon exercise of a SAR, the number of shares subject to exercise under any related stock option will be reduced automatically by the number of shares of stock represented by the related stock option (or portion thereof) that is surrendered. The grant of SARs related to ISOs under the Equity Compensation Plan must be concurrent with the grant of the related ISOs. For NQSOs, the grant of a related SAR may either be made concurrently with the grant of the NQSO or may be made in connection with NQSOs previously granted that are unexercised and have not terminated or lapsed.

  Incidents of Stock Options and Stock Appreciation Rights

     Each stock option (ISO or NQSO) and SAR granted under the Equity Compensation Plan will be subject to such terms and conditions, not inconsistent with the Equity Compensation Plan, as may be determined by the Committee. Such provisions, for example, may require the continued employment of a participant as consideration for the grant or exercise of a stock option or SAR.

     A stock option or SAR under the Equity Compensation Plan will not be transferable by the participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code and ERISA, and will be exercisable during the lifetime of the participant only by the participant or his or her guardian or legal representative. In addition, the Committee may, in its discretion, permit the transfer of a NQSO or SAR by a participant to the extent determined by the Committee to be consistent with applicable laws and Company policy.

     The purchase price for shares of Stock under a stock option or SAR shall be paid at the time of exercise (or in the case of a cashless exercise described below, as soon as practicable after such exercise) in cash or by tendering shares of Stock held by the participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, as determined by the Committee in its discretion, with a fair market value equal to the exercise price or by authorizing a third party to sell a portion of the shares acquired upon exercise and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any tax withholding resulting from such exercise.

     The maximum number of shares for which options (ISOs and NQSOs) and SARS may be granted to any individual during any calendar year is 1,000,000 shares, subject to anti-dilution and similar provisions.

  Restricted Stock

     Restricted stock awards may be made to participants under the Equity Compensation Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. The Company may award restricted stock either alone, in addition to, or in tandem with other awards granted under the Equity Compensation Plan and/or cash payments made outside of the Equity Compensation Plan.

     A restricted stock award under the Equity Compensation Plan will be an award of Stock issued with such restrictions as the Committee, in its sole discretion, may impose. These restrictions may include, without limitation, a restriction on the right to sell, transfer, pledge or assign the Stock, to vote such Stock and/or to receive cash dividends with respect to the Stock. The restrictions may lapse separately or in combination and at such time or times as the Committee may determine appropriate.

     In addition to determining the applicable restrictions on restricted stock, the Committee may also in its discretion determine the purchase price, if any, to be paid for such restricted stock, the length of the time during which the restrictions will apply, and whether dividends and other distributions on the restricted stock will be paid currently to the participant or paid to the Company for the account of the participant.

     A participant receiving an award of restricted stock under the Equity Compensation Plan must accept the award within 60 days, or such shorter period as the Committee may specify, after the date of the award, by executing an award agreement and paying the purchase price, if any, for the restricted stock. Upon termination of employment of a participant with the Company prior to the lapse of restrictions, all shares of restricted stock then held by the participant will be forfeited, unless otherwise provided in the award agreement or determined by the Committee.

     Except as otherwise provided in the Equity Compensation Plan, no shares of restricted stock received by a participant may be sold, exchanged, transferred, pledged, or otherwise disposed of during the restriction period. The Committee in its discretion may waive applicable restrictions in cases of special circumstances. In its discretion, the Committee may also waive any remaining restrictions on restricted stock upon hardship or other special circumstances of a participant whose employment with the Company is involuntarily terminated.

     Unless otherwise provided, a participant receiving an award of restricted stock will have all the rights of a holder of the Stock with respect to such restricted stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends thereon. The Committee may require, however, that any dividends be deferred automatically and reinvested in additional restricted stock or may require that dividends and other distributions on restricted stock be paid to the Company for the account of the participant. If all of the restrictions applicable to restricted stock expire without a forfeiture of the restricted stock, unrestricted certificates for such shares will be delivered to the participant.

     To better ensure that award payments actually reflect performance of the Company and the service of the participant, the Committee in its discretion may provide for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock, to the recipient of a restricted stock award, subject to such performance, future service, deferral, and other terms and conditions as may be specified by the Committee.

  Stock Awards

     The Company may grant an award of Stock under the Equity Compensation Plan in payment of compensation that has been earned or as compensation to be earned, including without limitation, compensation awarded concurrently with or prior to the grant of the stock award. In determining the value of the stock award, the shares of Stock subject to such award will be valued at not less than 100% of the fair market value of such shares of Stock on the award date, regardless of whether such shares of Stock are then issued or transferred to the participant and whether or not such shares of Stock are subject to restrictions that affect their value.

     Shares of Stock subject to a stock award may be issued to the participant at the time the award is granted, or at any time subsequent thereto, or in installments from time to time, as determined by the Committee. To the extent the shares of Stock subject to a stock award are not issued to the participant at the time the award is granted, dividend equivalents may be issued to the participant as determined by the Committee. In the Committee's discretion, any issuance payable in shares of Stock under a stock award may be paid in cash on the date delivery of shares would otherwise have been made.

     A stock award will be subject to such terms and conditions, including without limitation, restrictions on the sale or other disposition of the stock award or the shares of Stock issued pursuant thereto, as determined by the Committee. Upon issuance of shares to a participant pursuant to a stock award, the participant will become a holder of the Stock fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all of the rights of a shareholder, except to the extent otherwise provided in the stock award.

  Performance Shares

     Awards of performance shares may be made to participants under the Equity Compensation Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of performance shares may be made either alone, in addition to, or in tandem with other awards granted under the Equity Compensation Plan and/or cash payments made outside of the Equity Compensation Plan.

     The Committee in its sole discretion may determine the participants to whom awards of performance shares will be made, the performance period, and/or the performance objectives applicable to such awards, the form of settlement of a performance share, and any other terms and conditions of such awards. Performance periods may overlap, and participants may participate simultaneously with respect to performance shares for which different performance periods are prescribed.

     The performance objectives may vary from participant to participant and between awards and will be based upon such performance criteria or combination of factors as the Committee may deem appropriate. For example, such performance criteria may include minimum earnings per share or return on equity. The Committee is empowered to revise such performance objectives during the applicable performance period if significant events occur that the Committee expects to have a substantial effect on the applicable performance objectives during such period. The Committee may also provide for the proration of performance shares if a participant terminates service with the Company during a performance period because of special circumstances in which the Committee, in its discretion, finds that a waiver is appropriate. If a participant terminates service with the Company during a performance period for any other reason, then such participant will not be entitled to any payment with respect to that performance period, unless otherwise determined by the Committee.

     The Committee is also authorized to approve requests by participants to defer payment of performance shares on terms and conditions approved by the Committee and set forth in an award agreement entered into in advance of the time of receipt or constructive receipt of payment by the participant.

     No more than 1,000,000 performance shares may be earned by any individual in any calendar year.

  Other Stock-Based Awards

     The Equity Compensation Plan also authorizes the grant of other awards that are valued in whole or in part by reference to, or otherwise based on, Stock. These other stock-based awards will include without limitation convertible preferred stock, convertible debentures, exchangeable securities, phantom stock, and stock-award options valued by reference to book value or performance. Other stock-based awards may be granted either alone or in addition to or in tandem with other awards granted under the Equity Compensation Plan and/or cash awards made outside of the Equity Compensation Plan.

     The Committee in its sole discretion is empowered to determine the participants eligible to receive other stock-based awards, the time or times at which such awards may be made, the number of shares of Stock subject to such awards, and all other terms and conditions of such awards. The provisions of other stock-based awards need not be the same with respect to each recipient.

     Shares of Stock subject to other stock-based awards may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses. Interest or dividend equivalents may be payable with respect to other stock-based awards in the discretion of the Committee. The Committee may also determine whether any other stock-based award will be subject to vesting or forfeiture provisions, and the effects of termination of employment upon such awards.

     No more than 1,000,000 shares of Stock may be earned by any individual in any calendar year.

  Amendment and Termination

     The Equity Compensation Plan will continue in effect until terminated by the Company as provided in the Equity Compensation Plan. Notwithstanding the perpetual nature of the Equity Compensation Plan, ISOs may only be granted under the Equity Compensation Plan until ten years after the date it was adopted by the Board.

     Upon the recommendation of the Committee, or otherwise, the Board may amend the Equity Compensation Plan. To the extent required by Section 422 of the Code and/or the rules of the exchange upon which the Stock is traded or other applicable law, no amendment to the Equity Compensation Plan may be made without approval by the Company's stockholders that would make certain changes, including altering the group of persons eligible to participate in the Equity Compensation Plan, increasing the maximum number of shares of Stock available for awards under the Equity Compensation Plan (except as otherwise provided in the Equity Compensation Plan), extending the period during which ISOs may be granted under the Equity Compensation Plan, limiting or restricting the powers of the Committee in administering the Equity Compensation Plan, changing the definition of participants eligible for ISOs or increasing the limit or value of shares of Stock for which eligible participants may be granted ISOs under the Equity Compensation Plan, materially increasing the benefits accruing to participants under the Equity Compensation Plan, or changing the amendment provisions of the Equity Compensation Plan.

     Notwithstanding the foregoing, no amendment to or discontinuation of the Equity Compensation Plan or any provision thereof may adversely affect any award previously granted to a participant under the Equity Compensation Plan without the written consent of such participant. The Committee is empowered to determine whether an amendment or discontinuation adversely affects any existing award. Notwithstanding the foregoing, the Committee retains the power to (a) cancel any award if the participant is terminated for cause as determined by the Committee,
(b) provide for the forfeiture of shares of Stock or other gain under an award as determined by the Committee for competing against the Company, and (c) convert any outstanding ISO to an NQSO.

RESALE RESTRICTIONS

     Participants under the Equity Compensation Plan may be restricted under certain circumstances in their ability to resell shares of Stock purchased or awarded under the Equity Compensation Plan. Resale restrictions may be imposed by virtue of the provisions of the Equity Compensation Plan and the applicable award agreement and/or by application of the federal and state securities laws.

NEW PLAN BENEFITS

     The following table sets forth the amount of compensation that will be paid pursuant to the grant of awards under the Equity Compensation Plan in the current year to the following persons, subject to vesting, performance and other requirements:

                               NEW PLAN BENEFITS
                     PNV INC. 2000 EQUITY COMPENSATION PLAN

                                                         DOLLAR
                                                         VALUE       NUMBER OF
NAME AND POSITION                                         ($)          UNITS
-----------------                                        ------      ---------
Robert P. May..........................................      (1)      836,666
  President and Chief Executive Officer
Jeffrey T. Hendrickson.................................      (2)      150,000
  Executive Vice President and Chief Operating Officer
EXECUTIVE GROUP........................................      (1)(2)   986,666

---------------

(1) The dollar value of the options that the Company has agreed to grant to Mr. May, subject to stockholder approval of the Equity Compensation Plan, is not determinable until the date of grant. Mr. May agreed to accept from July 2000 to January 2001 options to purchase an aggregate of 193,333 shares of the Company's Common Stock at a purchase price of $0.01 per share in lieu of his base salary during that period, which will vest monthly through January 2001 at which time they will be fully vested. The Company also has agreed to grant to Mr. May options to purchase an additional 193,333 shares of the Company's Common Stock at a purchase price of $0.01 per share, which will vest five years from the date of grant or earlier upon the achievement of certain financing and performance objectives. The Company also has agreed to grant to Mr. May options to purchase an additional 450,000 shares of the Company's Common Stock at a purchase price equal to the fair market value per share on the date of the grant of the option. Each of the option grants to Mr. May is subject to the approval of the Equity Compensation Plan by the Company's stockholders.
(2) The dollar value of the options that the Company has agreed to grant to Mr. Hendrickson, subject to stockholder approval of the Equity Compensation Plan, is not determinable until the date of grant.

     Except as set forth in the table above, no determination has been made with respect to any awards that may be made under the Equity Compensation Plan in the future. Future awards will be determined in accordance with the terms of the Equity Compensation Plan. Consequently, it is not possible to determine the benefits or amounts that will be received by or allocated to any other executive officers or employees of the Company or other persons pursuant to the Equity Compensation Plan in the future.

TAX EFFECTS OF EQUITY COMPENSATION PLAN

     The following discussion of the federal income tax consequences of awards granted under the Equity Compensation Plan is intended only as a summary of the present federal income tax treatment of stock options (ISOs and NQSOs), SARs, and other stock awards under the Equity Compensation Plan. The federal income tax laws pertaining to the Equity Compensation Plan are highly technical, and such laws are subject to change at any time. Some variations on the federal income tax effects of Equity Compensation Plan participation described below may occur with respect to participation by persons subject to Section 16(b) of the Exchange Act.

  Incentive Stock Options

     Although the Company has obtained neither a letter ruling from the Internal Revenue Service nor an opinion of counsel stating that the ISO provisions of the Equity Compensation Plan constitute an incentive stock option plan under the Code, it is expected that the options granted under the ISO provisions of the Equity Compensation Plan will qualify as ISOs for federal income tax purposes.

     In general, no taxable income will be realized by an optionee, and no federal income tax deduction will be allowed to the Company, upon the grant or exercise of an ISO. The federal income tax consequences of a disposition of Stock received pursuant to the exercise of an ISO will depend upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the later to occur of (1) two years from the date of the grant of the ISO or (2) one year after the date of the transfer of the shares to him (the "Holding Period"), then the optionee will be taxed according to the rules of sales and exchanges generally. The amount subject to tax will be the difference between the amount realized and the optionee's cost basis in the shares of Stock, which difference will be a capital gain if the shares are held as a capital asset. In such event, the Company will not be entitled to a tax deduction by reason of the disposition. For purposes of this discussion, "disposition" means a lifetime transfer of legal title, such as by sale, exchange, or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.

     The Holding Period will not apply to an ISO that is exercised after the optionee's death by his estate or by a person who acquired the right to exercise it by bequest or inheritance or otherwise by reason of the optionee's death. The Holding Period will apply if the optionee dies after he exercises his ISO. In that case, his estate, or any other person holding the shares acquired pursuant to the ISO, must either hold the shares for the applicable Holding Period or suffer the tax consequences discussed below for a "disqualifying disposition."

     A "disqualifying disposition" takes place if the optionee makes a disposition of the shares of Stock acquired through the exercise of an ISO before satisfying the Holding Period. If a "disqualifying disposition" occurs, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (1) the fair market value of the Stock on the date of exercise of the ISO minus the option price or (2) the amount realized on the disposition minus the option price. Upon the occurrence of a "disqualifying disposition," the Company will be entitled to deduct, as compensation paid, the amount so included as ordinary income by the optionee.

     As described above, an optionee who exercises an option may be allowed to pay for his shares with cash or with shares of Stock, including shares acquired in a prior ISO exercise. Generally, such payment would not give rise to recognition by the optionee of a gain or loss. If, however, an optionee exercises an option and pays for the shares upon exercise with shares that the optionee acquired in a prior ISO exercise but has not held for the requisite Holding Period, the optionee will be taxed on the disposition of the shares acquired in the prior ISO exercise as if a "disqualifying disposition" of those shares had occurred. In addition, if an optionee exercises an ISO by way of "cashless exercise" as described above, the disposition of shares to pay the exercise price will constitute a "disqualifying disposition" of those shares.

     In order for an ISO granted under the Equity Compensation Plan to be governed by the general rules pertaining to ISOs, the optionee must be an employee of the Company for the entire time from the date the ISO is granted until three months before its exercise (twelve months for an optionee who is disabled). These employment requirements do not apply if the optionee dies before exercising an ISO, but in such circumstances the employment requirement must have been met by the employee at his death.

     The federal alternative minimum tax consequences of the exercise of an ISO under the Equity Compensation Plan may differ from the federal income tax consequences of such exercise. The alternative minimum tax consequences of the disposition of shares acquired upon the exercise of an ISO may also differ from the regular income tax consequences of such disposition. The difference between the option price and the fair market value of the shares upon exercise will be a preference item subject to the federal alternative minimum tax. For purposes of the individual alternative minimum tax, the income tax rules governing the transfer of property in connection with the performance of services apply, not the regular income tax rules applicable only to ISOs. For example, if an optionee acquires shares pursuant to the exercise of an ISO under the Equity Compensation Plan and disposes of the shares in the same taxable year, tax treatment under the regular income tax and the alternative minimum tax will be the same. If, however, the shares are disposed of in a disqualifying disposition in a later taxable year, the difference between the option price and the fair market value of the shares will be included in alternative minimum taxable income in the year of exercise and in regular taxable income, but not in alternative taxable income, in the year of the disposition. Similarly, if an optionee acquires shares pursuant to the exercise of an ISO under the Equity Compensation Plan and disposes of the shares after the Holding Period is satisfied, the difference between the option price and the fair market value of the Stock at the time of exercise will be included in alternative minimum taxable income, but not in regular taxable income, in the year of exercise, and for alternative minimum tax purposes the cost basis of the shares will be the sum of the option price and the amount of income included in alternative minimum taxable income in the year of exercise.

  Nonqualified Options

     Holders of NQSOs will not be entitled to the special tax treatment afforded to ISOs. Under the Code, an optionee granted an NQSO generally will realize no taxable income upon receipt of the NQSO, but instead will realize ordinary taxable income equal to the excess of the fair market value of the stock acquired at the time of the exercise of the NQSO over the option price paid, unless at the time of exercise the stock remains subject to a "substantial risk of forfeiture" as defined in Section 83 of the Code. Whether an optionee who exercises an NQSO under the Equity Compensation Plan will acquire the stock subject to such risk will depend upon the terms of the NQSO award as determined by the Committee. For a complete discussion of the income tax treatment when a participant acquires Stock subject to a "substantial risk of forfeiture," see "Restricted Stock" below. The Company is required for federal income tax purposes to withhold tax on the amount of income realized by the optionee in the transaction. The Company will be entitled to a deduction for federal income tax purposes in the year the optionee must report the income in an amount equal to the ordinary income realized by the optionee as a result of exercise of his NQSO.

     An optionee's tax basis in shares acquired upon the exercise of an NQSO will be the fair market value of such shares used to determine the amount of ordinary taxable income reported by the optionee with respect to the exercise of the NQSO. Upon any sale of such shares of Stock, the optionee's gain or loss will therefore equal the difference between the sale price and such tax basis. Any such gain or loss will be capital gain or loss. In general, when an NQSO is exercised by the exchange of previously acquired stock, the optionee will receive a tax-free exchange and basis carryover for old shares for an equivalent number of new shares. The basis for any additional shares will equal the sum of the amount included in gross income by reason of the exercise of the NQSO, plus any amount of cash paid by the optionee upon the exercise of the NQSO.

  SARs

     The grant of an SAR to a participant under the Equity Compensation Plan will not require recognition of taxable income. Upon the exercise of an SAR, however, payments received by the participant will be included in that participant's income as compensation in that year. If payment is made in cash, that amount of cash must be recognized as income. If the SAR is paid in Stock, income will be recognized in the amount of the Stock's fair market value. The Company will be entitled to a deduction for compensation in an equal amount equal to the income realized by the participant, to be recognized in its taxable year in which the participant's taxable year of income inclusion ends. Upon the sale of any Stock acquired by the exercise of SARs, the participant will realize gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such Stock.

  Restricted Stock

     A recipient of restricted stock, or any other stock award under the Equity Compensation Plan that is subject to a "substantial risk of forfeiture," generally will be subject to federal income tax at ordinary income rates on the excess of the fair market value of the restricted stock or other stock award, at such time that the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code ("restrictions"), over the purchase price, if any, of such restricted stock or other stock award. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the Stock will have ordinary taxable income on the date of transfer of the shares equal to the excess of the fair market value of such shares on the transfer date, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock or other stock award. No additional ordinary taxable income will then be recognized when the restrictions expire, although any gain on the disposition of the stock will be subject to tax as discussed below. If the shares subject to such election are forfeited, the recipient will only be entitled to a deduction, refund, or loss for tax purposes equal to the purchase price, if any, of the forfeited shares, regardless of whether the recipient made an election Section 83(b) of the Code.

     Upon the sale of any Stock following the expiration of the forfeiture period for restricted stock or other stock award or upon the sale of Stock for which a timely election under Section 83(b) of the Code was made, the participant will realize capital gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock. The holding period to determine whether the participant has long-term or short-term capital gain will generally begin when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant timely elects to be taxed as of the date of transfer of the shares, the holding period will commence on such date, and the tax basis will be equal to the fair market value of the shares on such date, determined without regard to the restrictions.

     The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the restricted stock or other stock award. The Equity Compensation Plan requires any participant exercising an award to give the Committee prompt written notice of any election made by the participant under Section 83(b) of the Code.

  Stock Awards

     Unrestricted awards of Stock will be taxable to the participant and deductible by the Company at the time of the award in an amount equal to the fair market value of the shares at that time. If the shares are subject to forfeitability and nontransferability restrictions, the participant may either elect immediate taxability in an amount equal to the fair market value of the shares at the time of the award, less any payment therefor, or delay the recognition of taxable income in an amount equal to the fair market value of the shares, less the purchase price, if any, when the restrictions lapse. See "Restricted Stock" above. Upon a sale of shares received as a stock award, the participant will realize capital gain or loss in an amount equal to the difference between the amount realized and the participant's tax basis, which is generally the amount of ordinary income previously recognized plus any cash payment. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the stock award.

  Performance Shares

     A participant granted an award of performance shares will not realize income at the time of grant but generally will realize ordinary income when the award is settled, either at the conclusion of the performance period or at the end of the deferral period elected by a participant. The amount of ordinary income realized will be equal to the sum of the cash received, if any, plus the then fair market value of the shares of stock of the Company received. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the performance share award.

  Compliance with Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Code prohibits a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to its chief executive officer or any of the four most highly compensated executive officers other than the chief executive officer. Compensation realized with respect to stock options and SARs, as described above under "Certain Federal Income Tax Consequences," will be excluded from this deduction limit if it satisfies certain requirements, including a requirement that the Equity Compensation Plan be approved by the Company's stockholders. In addition, performance shares and other stock-based awards may be structured by the Committee to be excluded from this deduction limit as performance-based compensation in accordance with special terms of the Equity Compensation Plan.

  Payments Upon Change in Control

     The Committee has the authority under Equity Compensation Plan to provide for the acceleration of payment of awards and related shares of Stock in the event of a change in control of the Company. Such acceleration of payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the Company for federal income tax purposes.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE EQUITY COMPENSATION PLAN.

                                  PROPOSAL 3:

                    APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
GENERAL

     On October 11, 2000, the Board of Directors adopted, subject to stockholder approval, the Employee Stock Purchase Plan and reserved for issuance 250,000 shares of Common Stock for issuance pursuant to the Employee Stock Purchase Plan, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding Common Stock.

     The following is a summary of the Employee Stock Purchase Plan, which is incorporated by reference into this summary description. This summary is qualified entirely by reference to the Employee Stock Purchase Plan, a copy of which is attached to this Proxy Statement as Exhibit B. Any capitalized terms used in this summary description that are not defined herein have the meanings assigned to them in the Employee Stock Purchase Plan.

PURPOSE

     The purpose of the Employee Stock Purchase Plan is to provide a means by which eligible employees of the Company may be given an opportunity to purchase Common Stock through payroll deductions. In addition, the Board of Directors believes the Employee Stock Purchase Plan provides a means to attract and retain employees and provide incentives for employees to exert maximum efforts for the success of the Company. The rights granted under the Employee Stock Purchase Plan to purchase Common Stock are intended to qualify as options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

     The Board of Directors of the Company has delegated the administration of the Employee Stock Purchase Plan to the Compensation Committee of the Board of Directors. The Board of Directors has the full power and authority to take any action that may be taken by the Compensation Committee under the Employee Stock Purchase Plan. As used below in this discussion of the Employee Stock Purchase Plan, the term "Board of Directors" includes the Compensation Committee acting under such delegated authority.

OFFERINGS

     The Board of Directors may grant rights from time to time to eligible employees of the Company to purchase Common Stock pursuant to an offering. Each offering will have a duration of approximately six months beginning with the first business day on or after each January 1 and July 1 and ending on the last business day the period ending six months thereafter. No shares of Common Stock have yet been purchased under the Employee Stock Purchase Plan and no shares of Common Stock will be issued under the Employee Stock Purchase Plan unless and until the stockholders approve the Employee Stock Purchase Plan at the Annual Meeting. The Company anticipates that the internal administrative steps necessary to implement the Employee Stock Purchase Plan will be completed by, and that the first offering period (as described below) will begin on January 1, 2001.

STOCK SUBJECT TO EMPLOYEE STOCK PURCHASE PLAN

     An aggregate of 250,000 shares of Common Stock have been authorized for issuance under the Employee Stock Purchase Plan, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding Common Stock. If rights granted under the Employee Stock Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Employee Stock Purchase Plan.

ELIGIBILITY

     Any person (including a director or officer) who is customarily employed by the Company at least 20 hours per week and five months per calendar year as of the first day of an offering period under the Employee Stock Purchase Plan is eligible to participate in that offering, provided that such employee has been in the continuous employ of the Company for a minimum of six months preceding the first day of the offering period. The Board of Directors may provide that an employee who becomes eligible during the course of an offering may participate in that offering.

     An employee is not eligible for the grant of any rights under the Employee Stock Purchase Plan if, immediately after such grant, the employee would own stock constituting 5% or more of the total combined voting power or value of all classes of stock of the Company or of any affiliate of the Company. In addition, an employee will not be granted rights to buy more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year. As of September 30, 2000, 255 employees of the Company were eligible to participate in the Employee Stock Purchase Plan.

PARTICIPATION IN THE EMPLOYEE STOCK PURCHASE PLAN; PAYROLL DEDUCTIONS

     An eligible employee becomes a participant in the Employee Stock Purchase Plan by delivering a participation agreement to the Company before the beginning of the offering. The participation agreement contains an authorization from the employee to the Company to make payroll deductions up to 15% of such employee's compensation during that offering. The payroll deductions made for each employee are credited to an account for such employee under the Employee Stock Purchase Plan and deposited with the general funds of the Company. A participant may increase, reduce or commence payroll deductions after the beginning of any offering period only as provided for in such offering. The accumulated payroll deductions are applied to the purchase of shares of Common Stock on each purchase date.

PURCHASE PRICE

     The purchase price per share for shares sold in an offering under the Employee Stock Purchase Plan cannot be less than 85% of the fair market value of a share of the Common Stock on the date of commencement of the offering or 85% of the fair market value of a share of the Common Stock on the date of purchase, whichever is lower.

WITHDRAWAL; TERMINATION OF EMPLOYMENT

     A participant may withdraw from a given offering by delivering to the Company a notice of withdrawal at any time before the end of the applicable offering period. Upon a withdrawal from an offering, the Company will distribute all of a participant's accumulated payroll deductions under the offering, to the extent they have not been used to acquire shares of Common Stock for the participant, without interest, and the participant's right to acquire Common Stock under that offering will be automatically terminated. An employee is eligible to participate in subsequent offerings under the Employee Stock Purchase Plan after withdrawing from an offering.

     Rights granted pursuant to any offering under the Employee Stock Purchase Plan terminate immediately when an employee's employment ceases for any reason. Upon termination of an employee's interest in an offering following a termination of employment, the Company will distribute to the employee all of the employee's accumulated payroll deductions, to the extent they have not been used to acquire shares of Common Stock for such employee, without interest.

DURATION, AMENDMENT AND TERMINATION

     The Board of Directors may suspend, terminate or amend the Employee Stock Purchase Plan at any time. Any amendment of the Employee Stock Purchase Plan must be approved by the stockholders of the Company within 12 months of the adoption of such amendment by the Board of Directors, if stockholder approval is required in order for the Employee Stock Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 or any stock exchange or market listing requirements.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a dissolution or liquidation of the Company and certain mergers and acquisitions involving the Company, (i) any surviving corporation may assume outstanding rights or substitute similar rights for those outstanding under the Employee Stock Purchase Plan, (ii) the outstanding rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described and the participants' rights under any ongoing offering be terminated.

FEDERAL INCOME TAX INFORMATION

     The following summary is intended only as a general guide to the United States federal income tax consequences under current law of participation in the Employee Stock Purchase Plan and does not attempt to describe all possible federal or any foreign, state, local or other tax consequences of such participation or tax consequences based on particular circumstances.

     Rights granted under the Employee Stock Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which are qualified under the provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. No other income with respect to the shares purchased will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend on the holding period of the purchased shares.

     If the shares purchased in an offering are sold or otherwise disposed of more than two years after the beginning of the offering and more than one year after the stock was transferred to the participant, then (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the shares as of the beginning of the offering over the purchase price (determined as of the beginning of the offering), whichever is less, will be treated as ordinary income. Any further gain or any loss will be taxed as capital gain or loss.

     If the shares are sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as a capital gain. Even if the shares are later disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term, mid-term or short-term depending on how long the shares were held.

     There are no federal income tax consequences to the Company by reason of the grant or the exercise of rights (i.e., purchase of stock) under the Employee Stock Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disposition before the expiration of the holding periods described above (subject to the requirement of reasonableness and a tax reporting obligation).

     An employee who is a nonresident of the United States generally will not be subject to the federal income tax rules described above with respect to shares of Common Stock purchased under the Employee Stock Purchase Plan.

VOTE REQUIRED

     The Employee Stock Purchase Plan has been adopted by the Board of Directors, subject to approval by the Company's stockholders. Such approval is required for the Employee Stock Purchase Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of September 30, 2000, by (a) each person or group of affiliated persons who is known by the Company to beneficially own 5% or more of the Company's Common Stock, (b) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers, (c) each director of the Company, and (d) all directors and executive officers of the Company as a group.

                                                                    BENEFICIAL OWNERSHIP(1)
                                                              ------------------------------------
                                                                                 PERCENT OF SHARES
NAME                                                          NUMBER OF SHARES      OUTSTANDING
----                                                          ----------------   -----------------
Patricof & Co. Ventures, Inc., as Manager(2)................     2,407,249             15.05%
  445 Park Avenue,
  New York, New York 10022
ABRY Broadcast Partners III, L.P............................     1,921,919             12.01
  18 Newbury Street,
  Boston, Massachusetts 02116
State of Michigan Retirement System(3)......................     1,250,656              7.82
  430 West Allegan Street,
  Lansing, Michigan 48922
Sam Hashman(4)..............................................     1,011,560              6.32
Henry L. Hillman, Elsie Hilliard Hillman and C.G.
  Grefenstette, Trustee(5)..................................     1,155,472              7.22
Robert M. Chefitz(6)........................................     2,407,249             15.05
  c/o Patricof & Co. Ventures, Inc.,
  445 Park Avenue,
  New York, New York 10022
Daniel K. O'Connell(7)......................................       275,810              1.72
Robert P. May(8)............................................       724,119              4.34
Ian Williams(8)(9)..........................................       441,953              2.76
Stephen L. Conkling(8)......................................        80,596                 *
Steven Yevoli(8)............................................        47,500                 *
Mark Cleveland(8)...........................................        32,500                 *
James D. Green(8)...........................................        68,225                 *
Raymond B. Greer(8).........................................        25,000                 *
William J. Razzouk(8).......................................        25,000                 *
All directors and officers as group (14 persons)(10)........     4,289,601             25.11

---------------

   * Less than 1%
 (1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and by Schedules 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to marital property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned and has a business address of PNV Inc., 11711 N.W. 39th Street, Coral Springs, Florida, 33065. Applicable percentages are based on 15,997,356 shares of Company Common Stock outstanding, adjusted as required by rules promulgated by the Commission.
 (2) Consists of shares of common stock owned as follows:

     - 1,780,595 shares held by APA Excelsior IV, L.P.
     - 313,977 shares held by APA Excelsior IV/Offshore, L.P.
     - 312,677 shares held by The P/A Fund, L.P.

     Patricof & Co. Ventures, Inc., directly or indirectly, controls, and has sole voting or investment power with regard to shares beneficially owned by such limited partnerships.

 (3) Does not include shares held by APA Excelsior IV, L.P., a limited partnership of which the State of Michigan Retirement System is a limited partner.
 (4) Includes 22,950 shares of common stock beneficially owned by PNV General Partner, Inc., of which Mr. Williams, Mr. Hashman and Monte Nathanson, the general partner of MPN Partners, Ltd., each owns one-third of such shares.
 (5) Consists of shares of common stock beneficially owned as follows:

     - 685,217 shares held by Juliet Challenger, Inc., an indirect, wholly-owned subsidiary of The Hillman Company.
     - 268,720 shares held by four trusts for the benefit of members of the Hillman family.
     - 201,535 shares held by a trust for the benefit of Henry L. Hillman.

     The Hillman Company is controlled by the trust for the benefit of Henry L. Hillman. The trustees of the trust are Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette. The trustees share voting and investment power with respect to the shares held of record by the trust and the assets of The Hillman Company. Does not include 202,265 shares held by Venhill Limited Partnership, as to which shares the trustees disclaim beneficial ownership. Howard B. Hillman, the general partner of Venhill Limited Partnership, is a step-brother of Henry L. Hillman.
 (6) Represents an aggregate of 2,407,249 shares of common stock owned by funds managed by Patricof. Mr. Chefitz, a director of PNV, is a Managing Director of Patricof, and a general partner in the limited partnerships which Patricof & Co. Ventures, Inc. manages. Mr. Chefitz does not exercise sole or shared voting or investment power with respect to such shares and disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
 (7) Includes an aggregate of 270,810 shares of common stock owned by Nelgo Investments, a partnership of which Mr. O'Connell is a general partner. Mr. O'Connell owns 15% of Nelgo Investments.
 (8) The following table indicates those people whose total number of beneficially owned shares include shares subject to options exercisable prior to December 31, 2000:

                                                              SHARES SUBJECT
                                                                TO OPTIONS
                                                              --------------
Robert P. May...............................................     697,180
Stephen L. Conkling.........................................      26,294
Steven Yevoli...............................................      47,500
Mark Cleveland..............................................      32,000
James D. Green..............................................      68,225
Raymond B. Greer............................................      25,000
William J. Razzouk..........................................      25,000

 (9) Includes 22,950 shares of common stock beneficially owned by PNV General Partner, Inc., of which Mr. Williams, Mr. Hashman and Monte Nathanson, the general partner of MPN Partners, Ltd., each owns one-third of such shares.
(10) Includes an aggregate of 1,032,598 shares of common stock subject to options that are presently exercisable or become exercisable by December 31, 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation received for services rendered to the Company in all capacities, for the last three fiscal years ended June 30, 2000 by the Company's Chief Executive Officer, each of the four of the most highly compensated executive officers whose salary and bonus exceeded $100,000 in the fiscal year ended June 30, 2000, and Stephen L. Conkling, who resigned from the Company in March 2000 (collectively with the Chief Executive Officer, the "Named Executive Officers"). In accordance with the rules of the SEC, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of the Company's salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                               ANNUAL COMPENSATION              AWARDS
                                        ----------------------------------    SECURITIES
                               FISCAL                         OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY    BONUS(1)   COMPENSATION     OPTIONS      COMPENSATION(2)
---------------------------    ------   --------   --------   ------------   ------------   ---------------
Robert P. May................   2000    $275,000   $92,000      $132,909       130,097          $5,000
  President and Chief           1999      91,667    50,000        15,775       567,083           1,375
  Executive Officer and         1998          --        --            --            --              --
  Director(3)

Ian Williams.................   2000     200,000        --            --            --           5,738
  Chairman of the Board         1999     165,000   107,750            --            --           1,856
  and Director(4)               1998     157,000        --            --            --              --

Steven Yevoli................   2000     135,000    50,000            --         3,000              --
  President PNV.com             1999      14,365     4,303            --       105,000              --
                                1998          --        --            --            --              --

Mark Cleveland...............   2000     160,000    32,000(5)     28,653            --              --
  Vice President -- Business    1999       4,293        --            --        80,000              --
  Development and Fleet Sale    1998          --        --            --            --              --

James D. Green...............   2000     160,000        --            --            --           4,200
  Vice President -- Product     1999     130,000    42,400            --        75,867           1,556
  Development                   1998     127,500        --            --            --              --

Stephen L. Conkling..........   2000     150,000    30,000(6)         --         3,000           4,050
                                1999     140,000    96,920            --        65,735           1,575
                                1998     132,501        --            --            --              --

---------------

(1) Represents discretionary cash bonuses, except where otherwise indicated.
(2) Represents the Company's contribution under its 401(k) Profit Sharing Plan on behalf of this executive officer.
(3) Mr. May joined us in March 1999. Mr. May's "Other Annual Compensation" includes reimbursements of $26,964 for premiums paid by Mr. May on a whole-life insurance policy for the benefit of Mr. May's designated beneficiaries and $105,945 paid to Mr. May for temporary living and relocation expenses.
(4) Mr. Williams served as the Company's Chief Executive Officer until March
    1999.
(5) Represents cash bonus paid pursuant to Mr. Cleveland's employment agreement.
(6) Represents payment made to Mr. Conkling in connection with his resignation from the Company in March 2000.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth information concerning the number of options granted, exercise price and potential realized value at assumed annual rates of stock price appreciation for the option term for grants to each of the Named Executive Officers for the fiscal year ended June 30, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                                    ASSUMED ANNUAL RATES OF
                                                                                  STOCK PRICE APPRECIATION FOR
                                        INDIVIDUAL GRANTS                                OPTION TERM(2)
                       ---------------------------------------------------  ----------------------------------------
                       NUMBER OF     PERCENT OF
                       SECURITIES   TOTAL OPTIONS   EXERCISE
                       UNDERLYING    GRANTED TO      OR BASE
                        OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION
NAME                   GRANTED(1)    FISCAL YEAR    PER SHARE      DATE           0%             5%          10%
----                   ----------   -------------   ---------   ----------  --------------   ----------   ----------
Robert P. May........   130,097(3)      23.8%         $5.00        9/16/09      $   --       $  292,442   $  465,665
Ian Williams.........        --           --             --             --          --               --           --
Steven Yevoli........     3,000(4)        .5            .01       12/22/09       4,110            6,744       10,738
Mark Cleveland.......        --           --             --             --          --               --           --
James D. Green.......        --           --             --             --          --               --           --
Stephen L. Conkling..     3,000(4)        .5            .01       12/22/09       4,110            6,744       10,738

---------------

(1) Options granted by the Company to executive officers in its fiscal year ending June 30, 2000 become exercisable in equal installments on the date of grant and each of the first through fourth anniversaries of the date of grant, except as otherwise noted.
(2) Calculated on the assumption that the market value of the underlying Common Stock increases at the stated values, compounded annually. Options granted under the Company's Stock Option Plan generally have a maximum term of ten years.
(3) Options become exercisable as follows, if Mr. May is employed by the Company on the specified date: (a) 12.4998% on September 16, 1999; (b) 2.0833% on the first day of every calendar month commencing on October 1, 1999 and ending on February 1, 2003; and (c) 2.0849% on March 1, 2003. If Mr. May is employed by the Company as of November 23, 2000, which is the first anniversary of the Company's initial public offering of its common stock, then all remaining unvested options will automatically become exercisable.
(4) Options become exercisable in full on December 22, 2000 if the optionholder is employed by the Company on such date. Mr. Conkling resigned from the Company in March 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth information regarding stock option exercises in the last fiscal year and exercisable and unexercisable stock options held as of July 1, 2000 by each of the Named Executive Officers. The fair market value of the Common Stock as of June 30, 2000, which is the per share price as quoted on the Nasdaq National Market, was $1.38.

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING               VALUE OF UNEXERCISED
                                   SHARES                   UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                  ACQUIRED                  AS OF JUNE 30, 2000           AS OF JUNE 30, 2000
                                     ON       VALUE     ---------------------------   ---------------------------
NAME                              EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              --------   --------   -----------   -------------   -----------   -------------
Robert P. May...................       --         --      217,869        479,311            --             --
Ian Williams....................       --         --           --             --            --             --
Steven Yevoli...................       --         --       44,500         63,500            --         $4,110
Mark Cleveland..................       --         --       32,000             --            --             --
James D. Green..................       --         --       60,649         53,096        $3,939            985
Stephen L. Conkling.............   54,302    $27,151       26,294             --            --             --

EMPLOYMENT, SEVERANCE AND OTHER ARRANGEMENTS

     In March 1999, under an employment agreement without a fixed term that either party may terminate at any time, the Company employed Robert P. May as the Company's chief executive officer, and agreed to nominate him as a director. Under this agreement, Mr. May's base annual salary initially was $275,000 and he is eligible for a bonus initially targeted at 50% of his base annual salary based upon goals and objectives to be established by the Board of Directors annually following the Company's fiscal year-end. This bonus may be increased or decreased by the Board of Directors. Mr. May may also receive a discretionary bonus. The Company agreed to reimburse Mr. May for certain expenses related to his temporary living and relocation, to pay certain life insurance premiums on his behalf and to establish a nonqualified deferred compensation plan under which he may defer amounts in excess of permissible contributions to the Company's 401(k) plan. For fiscal 2001, the Company increased Mr. May's base annual salary to $290,000. Mr. May agreed to accept from July 2000 to January 2001 options to purchase an aggregate of 193,333 shares of the Company's Common Stock at a purchase price of $0.01 per share in lieu of his base salary during that period, which will vest monthly through January 2001 at which time they will be fully vested. As additional compensation for fiscal 2001, the Compensation Committee has agreed to grant to Mr. May options to purchase an additional 193,333 shares of the Company's Common Stock at a purchase price of $0.01 per share, which will vest five years from the date of grant or earlier upon the achievement of certain financing and performance objectives. The Compensation Committee also has agreed to grant to Mr. May options to purchase an additional 450,000 shares of the Company's Common Stock at a purchase price equal to the fair market value per share on the date of the grant of the option. Each of the option grants to Mr. May is subject to the approval of the Equity Compensation Plan by the Company's stockholders.

     In March 1999, in accordance with this employment agreement, the Company issued to Mr. May 23,000 shares of the Company's Series C preferred stock for a purchase price of $8.00 per share. In partial payment of this purchase price, Mr. May issued to the Company his promissory note, also dated March 1999, in the original principal amount of $92,000, which amount accrued interest at the rate of 6% per annum. The principal balance of this note, together with accrued interest, was due in March 2003. Under his employment agreement, Mr. May paid the remaining $92,000 of this purchase price over an eight month period that began in March 1999.

     If the Company terminates Mr. May's employment without cause, the Company is obligated to pay him his base salary and the amount of the life insurance premiums that the Company has agreed to pay on his behalf for six months. If a change in the Company's control occurs and the Company terminates Mr. May's employment without cause during the 18 months following the change in control, the Company is obligated to pay him his base salary for 18 months and the amount of the life insurance premiums for six months, as well as an amount equal to any bonus paid to Mr. May in the previous year. If Mr. May does not agree to release the Company and its representatives from liability relating to his employment, the Company is obligated to pay him his base salary for one month only upon termination.

     In March 1999, in accordance with his employment agreement, the Company granted Mr. May, under the Company's Stock Option Plan, an option to purchase 567,083 shares of common stock for $5.00 per share. The Company also agreed with Mr. May that, if certain sales of the Company's stock in an aggregate amount up to $20.0 million closed prior to February 29, 2000, the Company would grant him additional options to purchase shares of common stock such that, immediately following any such grant of additional options, he would hold options to purchase an aggregate of up to five percent of the common stock, calculated on a fully diluted basis, outstanding after such sale. Under this agreement, the Company granted to Mr. May an option to purchase 130,097 shares of common stock having an exercise price of $5.00 per share upon the closing of the sale of the Company's Series D preferred stock in September 1999. This option became exercisable as to 12.48% of the underlying shares of common stock on the date of grant and becomes exercisable in equal monthly increments of approximately 2.1% each, subject to accelerated vesting in the event Mr. May remains employed by the Company until November 23, 2000, which is the first anniversary of the Company's initial public offering of its common stock.

     In May 1999, the Company entered into an employment agreement with the President of PNV.com, Steven Yevoli. The agreement provides for a minimum annual compensation of $135,000 and he is eligible for an incentive bonus upon satisfaction of certain goals and objectives. The Company may terminate Mr. Yevoli's employment at any time pursuant to the agreement. In connection with his employment agreement, the Company granted to Mr. Yevoli a nonqualified stock option to purchase 80,000 shares of the Company's common stock at an exercise price of $5.00 per share. The options vest one-fifth on the date of grant and one-fifth on each anniversary of the date of grant over the next four years. Also, in connection with his employment agreement, the Company granted to Mr. Yevoli an additional nonqualified stock option to purchase 25,000 shares of the Stock at an exercise price of $5.00 per share. The options will vest either in 12,500 share increments upon meeting certain performance achievements and milestones established by the Chief Executive Officer for the fiscal years ended June 30, 2000 and 2001, respectively, or will vest at the fifth anniversary of date of grant.

     In June 1999, the Company entered into an employment agreement with its Vice President of Sales, Mark Cleveland. The agreement provides for a minimum annual compensation of $160,000 and he is eligible for an incentive bonus upon satisfaction of certain goals and objectives. The Company may terminate Mr. Cleveland's employment at any time pursuant to the agreement. In connection with the employment agreement, the Company granted to Mr. Cleveland a nonqualified stock option to purchase 80,000 shares of the Stock at an exercise price of $5.00 per share. The options vest one-fifth on the date of grant and one-fifth on each anniversary of the date of grant over the next four years. In May 2000, the Company extended to Mr. Cleveland a loan in the aggregate principal amount of $135,000, bearing interest at the rate of 7% per annum, which Mr. Cleveland used to pay for the purchase of a home pending the sale of his prior residence. The loan is due and payable in full upon the earlier of the sale of Mr. Cleveland's prior residence or December 31, 2000.

     In April 2000, Stephen L. Conkling resigned from employment with the Company. In connection with Mr. Conkling's resignation, the Company agreed to pay to Mr. Conkling nine months base salary and benefits in accordance with the Company's customary payroll practices. The Company also agreed to pay to Mr. Conkling $16,666 per month, less applicable withholding, for a period of three months upon the conclusion of this nine month period. In the event that Mr. Conkling is not employed by the end of the nine month period, the Company also will pay up to three months of premiums under the Company's health care plan to maintain Mr. Conkling's health insurance coverage. The Company also extended to Mr. Conkling a loan in the aggregate principal amount of $54,302.00, bearing interest at the rate of 7% per annum, which Mr. Conkling used to pay the exercise price on his vested options to purchase the Company's stock as of the termination of his employment. The promissory note evidencing the loan to Mr. Conkling is secured by the shares of the Company's stock issued upon exercise of the options.

     In April 2000, the Company entered into a letter agreement with Casey L. Gunnell, who serves as the Company's Chief Financial Officer. Pursuant to the letter agreement, if the Company terminates Mr. Gunnell for any reason other than for cause during the first two years of his employment by the Company, the Company has agreed to pay to Mr. Gunnell an amount equal to his annual salary and bonus and to continue Mr. Gunnell's benefits for twelve months. The Company also has agreed to pay to Mr. Gunnell an amount equal to his annual salary and bonus, as well as to continue his benefits for twelve months, in the event of a change in control of the Company resulting in Mr. Gunnell's termination within twelve months after the change in control. The Company also granted to Mr. Gunnell options to purchase 130,000 shares of stock, which will vest immediately upon a change in control of the Company.

     In August 2000, the Company entered into a letter agreement with Jeffrey T. Hendrickson, who serves as the Company's Executive Vice President and Chief Operating Officer. Pursuant to the letter agreement, the Company agreed that Mr. Hendrickson's minimum bonus for fiscal 2001 would be at least twenty-five percent of his annual salary, which is currently $250,000. The Company also has agreed to grant to Mr. Hendrickson options to purchase 150,000 shares of stock, which will vest immediately upon a change in control of the Company. Subject to stockholder approval of the Equity Compensation Plan, the Company also has agreed to grant to Mr. Hendrickson options to purchase 150,000 shares of the Company's stock. If the Company terminates Mr. Hendrickson for any reason other than for cause during the first two years of his employment by the Company (or thereafter, if the Company has not implemented a severance plan applicable to all members of the Company's management team), the Company has agreed to pay to Mr. Hendrickson an amount equal to his annual salary and bonus, to continue his benefits for twelve months and to reimburse him for expenses incurred for outplacement services up to $25,000. The Company has agreed to pay to Mr. Hendrickson an amount equal to twice his annual salary and bonus, to continue his benefits for twelve months and to reimburse him for expenses incurred for outplacement services up to $25,000 in the event of a change in control of the Company resulting in Mr. Hendrickson's termination within twelve months of the change in control.

     In November 1996, the Company acquired computer software from a software development company known as GreenLight Technologies, Inc., of which James D. Green owned 50% of its capital stock. In connection with the acquisition, the Company agreed to pay Mr. Green an annual salary of at least $100,000 as long as he is employed by the Company.

     Other than Mr. May, Mr. Yevoli and Mr. Cleveland, the Company does not have an employment agreement with any Named Executive Officer. In the event the employment of any other named Executive Officer is terminated, the Company has verbally agreed to pay each of these officers his base annual salary for a three-month period. Pursuant to the Company's Stock Option Plan, the exercisability of options granted under the plan is accelerated in the event of certain changes in control of PNV.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 1999, the Company sold an aggregate of 3,000,000 shares of Series D preferred stock for $31.5 million, of which ABRY Broadcast Partners III, L.P. purchased 1,904,762 shares of Series D preferred stock for $20.0 million.

     The Company used a portion of the net proceeds of the initial public offering of its common stock in November 1999 to redeem the Company's Series A preferred stock for $3.9 million, plus accrued dividends of $1.0 million. Funds managed by Patricof & Co. Ventures, Inc., owned more than 99% of the Company's Series A preferred stock.

     From time to time, the Company has entered into employment, severance and other arrangements with certain or its executive officers. See "Executive Compensation -- Employment, Severance and Other Arrangements."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of three directors, Mr. Chefitz, Mr. Razzouk and Mr. Williams. The Compensation Committee evaluates the performance of the Company's Chief Executive Officer, reviews the performance of other members of management, and reviews and approves or recommends to the Board of Directors compensation levels, policies and programs.

     The Compensation Committee seeks to:

     - Provide rewards which are closely linked to Company and individual performance;

     - Align the interests of the Company's employees with those of its stockholders through potential stock ownership; and

     - Ensure that compensation and benefits are at levels which enable the Company to attract and retain the high quality employees it needs.

COMPENSATION PHILOSOPHY

     Through the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which seek to tie executive compensation to the attainment of specific individual, operating group and Company-wide objectives, while providing compensation sufficient to attract and retain talented executives who will contribute to the Company's long-term success. In furtherance of these goals, annual base salaries are generally set at levels which take into account both competitive and performance factors. The Company also relies to a significant degree on annual and longer-range incentive compensation to attract and motivate its executives. Incentive compensation is variable and is closely tied to corporate performance to encourage profitability growth and the enhancement of stockholder value. During fiscal 2000, the compensation for the Company's executive officers consisted of base salary, annual cash incentive opportunities, longer-term equity incentives, participation as eligible (with all other eligible employees of the Company) in the Company's 401(k) Savings Plan, and certain benefits available generally to employees of the Company.

  Cash-Based Compensation

     Base Salary. The Compensation Committee fixes the base salary of the Chief Executive Officer and reviews and approves base salaries for each of the Company's other executive officers annually in connection with annual performance reviews. In adjusting these base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance, as well as prevailing market-based salary levels. In many instances, the qualitative factors necessarily involve a subjective assessment by the Committee. The Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to the executive's peers within the Company. Generally, in determining salary adjustments for executive officers (other than the Chief Executive Officer), the Committee relies primarily on the evaluation and recommendations of Mr. May.

     Bonuses. The Company also provides annual discretionary bonuses in the form of cash and/or stock. These bonuses reward employees for corporate and individual performance based on a mix of objective and subjective factors. Generally, in determining bonuses for executive officers (other than the Chief Executive Officer), the Committee relies primarily on the evaluation and recommendations of Mr. May.

  Equity Incentives

     The Company utilizes its Stock Option Plan to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's Stock. Generally, options under the Plan are granted with exercise prices set at 100% of the fair market value of the underlying stock on the date of grant, have a term of ten years, and are subject to vesting over four years although other vesting schedules have been used in some situations. In determining the size of an option to be granted to an executive officer, the Compensation Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, the potential reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer's overall compensation arrangements, including stock options, although outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee generally grants options taking into account multiple year periods. Therefore option grants are not necessarily made each year.

     Within the total number of shares authorized by stockholders, the Compensation Committee aims to provide stock option awards broadly and deeply throughout the Company. Individual executive officer stock option awards are based on level of position, individual contribution and the Company's stock ownership objectives for executives. The Company's long-term performance ultimately determines compensation from stock options, since stock option value is entirely dependent on the long-term growth of the Company's stock price.

CHIEF EXECUTIVE OFFICER COMPENSATION PROGRAM

     In March 1999, under an employment agreement without a fixed term that either party may terminate at any time, we employed Robert P. May as our Chief Executive Officer. Under this agreement, Mr. May's initial base annual salary was $275,000 for fiscal 2000 and he is eligible for a bonus initially targeted at 50% of his base annual salary based upon goals and objectives to be established by the Compensation Committee annually following the Company's fiscal year-end.

     In accordance with Mr. May's employment agreement, the Company issued to Mr. May 23,000 shares of the Company's Series C Convertible Preferred Stock for a purchase price of $8.00 per share. The Series C Convertible Preferred Stock converted into Common Stock in connection with the Company's initial public offering of its Common Stock in November 1999. In partial payment of the purchase price, Mr. May issued to the Company his promissory note in the original principal amount of $92,000, which accrued interest at the rate of 6% per annum. In accordance with Mr. May's employment agreement, Mr. May paid the remaining $92,000 of the purchase price over an eight month period beginning in March 1999.

     For fiscal 2001, the Company increased Mr. May's base annual salary to $290,000. Mr. May agreed to accept until January 2001 options to purchase an aggregate of 193,333 shares of the Company's Common Stock at a purchase price of $0.01 per share in lieu of his base salary during that period. The Compensation Committee granted to Mr. May options to purchase an additional 193,333 shares of the Company's Common Stock at a purchase price of $0.01 per share, which will vest upon the achievement of certain financing and performance objectives. The Compensation Committee also granted to Mr. May options to purchase an additional 450,000 shares of the Company's Common Stock at a purchase price equal to the fair market value per share on the date of the grant of the option. Each of the option grants to Mr. May is subject to the approval of the Equity Compensation Plan by the Company's stockholders.

                                          The Compensation Committee

                                            Robert M. Chefitz
                                            William J. Razzouk
                                            Ian Williams

                         COMPARATIVE PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock during the period from the Company's initial public offering on November 23, 1999 through June 30, 2000 with the cumulative total return for the Nasdaq Stock Market (U.S. and Foreign) Index and Nasdaq Non-Financial. The comparison assumes $100 was invested on November 24, 1999, the date the Company's Common Stock began publicly trading, in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                                                           PNV                       NASDAQ               NASDAQ NON-FINANCIAL
                                                           ---                       ------               --------------------
11/24/99                                                100.00                       100.00                      100.00
06/30/00                                                  8.87                       133.47                      137.40

     Prior to November 24, 1999, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used in the graph was obtained from Research Data Group, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                  PROPOSAL 4:

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Deloitte & Touche LLP, certified public accountants, to serve as independent auditors for the fiscal year ending June 30, 2001. Deloitte & Touche has served as the Company's independent auditors since 1996. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The directors recommend a vote FOR ratification of this selection. The ratification of this selection is not required under the laws of the State of Delaware where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for the Company's next fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF DELOITTE & TOUCHE LLP, AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                             STOCKHOLDER PROPOSALS

     Stockholders may submit proposals to be considered for stockholder action at the 2001 Annual Meeting if they do so in accordance with the appropriate regulations of the Securities and Exchange Commission. Any such proposals must be submitted to the Company's Secretary no later than June 17, 2001.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company and/or a proxy solicitor may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended June 30, 2000 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 30, 2000 with the following exceptions: Daniel O'Connell did not file a Form 4 reporting two acquisitions of Common Stock in June 2000 and Bill Buzbee did not file a Form 4 reporting one acquisition of Common Stock in June 2000. Each of these persons instead reflected these transactions on a Form 5 filed in August 2000. Neither Casey Gunnell nor Ray Greer filed a Form 3 and instead included their Form 3 information on a Form 5. Mark Cleveland filed in January 2000 a Form 4 reporting an acquisition of Common Stock that took place November 1999.

                                 ANNUAL REPORT

     The Annual Report of the Company (which does not form a part of the proxy solicitation materials), containing the consolidated financial statements of the Company for the fiscal year ended June 30, 2000, is being distributed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.

                                   FORM 10-K

     THE COMPANY FILED ITS ANNUAL REPORT ON FORM 10-K WITH THE COMMISSION ON SEPTEMBER 28, 2000. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, WITHOUT CHARGE, BY WRITING TO THE COMPANY'S CHIEF FINANCIAL OFFICER, PNV INC., 11711 N.W. 39TH STREET, CORAL SPRINGS, FLORIDA 33065, (954) 745-7800.

                                 OTHER BUSINESS

     The Company is not aware that any matters other than those mentioned above will be presented for action at the 2000 Annual Meeting, but if any other matters do properly come before the Meeting, the persons named as proxies will vote upon such matters in accordance with their best judgment.

                                                       IAN WILLIAMS
                                                  Chairman of the Board

Dated: October 16, 2000

                                                                       EXHIBIT A

                                    PNV INC.

                         2000 EQUITY COMPENSATION PLAN

                                   ARTICLE I

                               GENERAL PROVISIONS

     1.1 The Plan is designed for the benefit of the Company to secure and retain the services of Eligible Participants. The Board believes the Plan will promote and increase personal interests in the welfare of the Company by, and provide incentive to, those who are primarily responsible not only for its regular operations but also for shaping and carrying out the long-range plans of the Company and ordering its continued growth and financial success.

     1.2 Awards under the Plan may be made to Participants in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock, (v) Stock Awards; (vi) Performance Shares and/or (vii) Other Stock-Based Awards.

     1.3 The Plan shall be effective on the date the Plan is approved at a meeting of the stockholders of the Company by the affirmative vote of the holders of the majority of the Stock outstanding (the "Effective Date").

                                   ARTICLE II

                                  DEFINITIONS

     Except where the context otherwise indicates, the following definitions apply:

     2.1 "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

     2.2 "Agreement" means the written agreement evidencing an Award granted to the Participant under the Plan.

     2.3 "Award" means an award granted to a Participant under the Plan of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Award, Performance Share, Other Stock-Based Award or of any combination thereof.

     2.4 "Board" means the Board of Directors of the Company.

     2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

     2.6 "Committee" means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article III.

     2.7 "Company" means PNV Inc, a Delaware corporation, and its successors and assigns.

     2.8 "Disability" means, with respect to any Incentive Stock Option, disability as determined under Code section 22(e)(3), and with respect to any other Award, (i) with respect to a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

     2.9 "Eligible Participant" means an employee of the Employer (including an officer) as well as any other natural person, including a non-employee member of the Board and a consultant or advisor who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital-raising transaction, subject to limitations as may be provided by the Code, the Act or the Committee, as shall be determined by the Committee.

     2.10 "Employer" means the Company and any entity during any period that it is a "parent corporation" or a "subsidiary corporation" with respect to the Company within the meaning of Code section 424(d). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of "Employer."

     2.11 "Fair Market Value" means the fair market value of a share of Stock, as determined in good faith by the Committee; provided, however, that

          (a) if the Stock is listed on a national securities exchange, Fair Market Value on a date shall be the closing sale price reported for the Stock on such exchange on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of stock were sold on such date, then Fair Market Value on such date shall be the closing sale price reported for the Stock on such exchange on the last prior date on which at least 100 shares were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

          (b) if the Stock is not listed on a national securities exchange but is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system, Fair Market Value on a date shall be the last sale price reported for the Stock on such system on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices reported for the Stock on such system on such date or, if no shares of Stock were sold on such date, then Fair Market Value on such date shall be the last sale price reported for the Stock on such system on the last date on which at least 100 shares of Stock were sold, all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

          (c) If the Stock is not traded on a national securities exchange or reported by a national quotation system, if any broker-dealer makes a market for the Stock, then the Fair Market Value of the Stock on a date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on such date if at least 100 shares of Stock were sold on such date or, if fewer than 100 shares of Stock were sold on such date, then Fair Market Value on such date shall be the average of the high bid and low asked prices for the Stock in such market on such date or, if no prices are quoted on such date, then Fair Market Value on such date shall be the average of the highest and lowest quoted selling prices of the Stock in such market on the last date on which at least 100 shares of Stock were sold.

          The Committee shall determine Fair Market Value in connection with an Incentive Stock Option in accordance with Code section 422 and the rules and regulations thereunder.

     2.12 "Incentive Stock Option" means a Stock Option granted to an Eligible Participant under Article IV of the Plan.

     2.13 "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, is one of the group of "covered employees" as defined in the regulations promulgated or other guidance under Code section 162(m).

     2.14 "Nonqualified Stock Option" means a Stock Option granted to an Eligible Participant under Article V of the Plan.

     2.15 "Option Grant Date" means, as to any Stock Option, the latest of:

          (a) the date on which the Committee takes action to grant the Stock Option to the Participant;

          (b) the date the Participant receiving the Stock Option becomes an employee of the Employer, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

          (c) such other date (later than the dates described in (a) and (b) above) as the Committee may designate.

     2.16 "Participant" means an Eligible Participant to whom an Award has been granted.

     2.17 "Performance Share" means an Award under Article X of the Plan of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Stock, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter.

     2.18 "Plan" means the PNV Inc. 2000 Equity Compensation Plan, as amended from time to time.

     2.19 "Public Offering" means any underwritten public offering by the Company or its stockholders of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933.

     2.20 "Restricted Stock" means an Award of Stock under Article VIII of the Plan, which Stock is issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to sell, transfer, pledge or assign such Stock, to vote such Stock, and/or to receive any cash dividends with respect to such Stock, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

     2.21 "Restriction Period" means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.

     2.22 "Retirement" means retirement from active employment with the Employer, as determined by the Committee.

     2.23 "Stock" means the common stock of the Company, as it may be adjusted pursuant to the provisions of Plan section 3.10.

     2.24 "Stock Appreciation Right" means an Award granted under Article VI which provides for an amount payable in Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Stock on the day the Stock Appreciation Right is exercised over the specified purchase price.

     2.25 "Stock Award" means as Award of Stock granted in payment of compensation pursuant to Article IX of the Plan.

     2.26 "Stock Option" means an Incentive Stock Option or a Nonqualified Stock Option. A Stock Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

     2.27 "Termination of Employment" means, with respect to a Participant, the discontinuance of the Participant's service relationship with the Employer, including but not limited to service as an employee of the Employer, as a non-employee member of the board of directors of any entity constituting the Employer, or as a consultant or advisor to the Employer who otherwise constitutes an Eligible Participant. Except to the extent provided otherwise in an Agreement or determined otherwise by the Committee, a Termination of Employment shall not be deemed to have occurred if the capacity in which the Participant provides service to the Employer changes (for example, a change from consultant status to Employee status) or if the Participant transfers among the various entities constituting the Employer, so long as there is no interruption in the provision of service by the Participant to the Employer. The determination of whether a Participant has incurred a Termination of Employment shall be made by the Committee in its discretion. A Participant shall not be deemed to have incurred a Termination of Employment if the Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Employer of 90 days or fewer (or any longer period during which the Participant is guaranteed reemployment by statute or contract.) In the event a Participant's leave of absence exceeds this period, he will be deemed to have incurred a Termination of Employment on the day following the expiration date of such period. Notwithstanding the foregoing, the determination of whether a Termination of Employment has occurred with respect to an Incentive Stock Option shall be made consistent with Code section 422.

                                  ARTICLE III

                                 ADMINISTRATION

     3.1 This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with rule 16b-3 under the Act, Code section 162(m) or any other law or for any other purpose. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board. The Board may serve as the Committee if by the terms of the Plan all Board members are otherwise eligible to serve on the Committee. To the extent that a Committee has not otherwise been appointed, references to the "Committee" herein shall mean the Board.

     3.2 The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

     3.3 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Stock Options, Stock Appreciation Rights, Stock Awards or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their estates and beneficiaries.

     3.4 The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

     3.5 Subject to adjustment as provided in Plan section 3.10, the aggregate number of shares of Stock which are available for issuance pursuant to Awards under the Plan is Two Million One Hundred Thousand (2,100,000). Such shares of Stock shall be made available from shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

          (a) If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, Stock Appreciation Right, Stock Award or Performance Shares, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to Award under the Plan. If the exercise price and/or withholding obligation under a Stock Option is satisfied by tendering shares of Stock to the Company (either by actual delivery or attestation), only the number of shares of Stock issued net of the shares of Stock so tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

          (b) For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Stock subject to an Award.

          (c) To the extent a Stock Appreciation Right granted in connection with a Stock Option is exercised without payment being made in the form of Stock, whether or not Restricted Stock, the shares of Stock which otherwise would have been issued upon the exercise of such related Stock Option shall not be charged against the aggregate number of shares of Stock subject to Awards under the Plan, and may again be available for Award under the Plan.

     3.6 Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

     3.7 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

          (a) the listing of such shares on any stock exchange on which the Stock may then be listed or the admission of such shares to quotation on NASDAQ or other comparable quotation system; and

          (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

     3.8 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

     3.9 Subject to the restrictions on Restricted Stock, as provided in Article VIII of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded a Stock Option, Stock Appreciation Right, Stock Award, Performance Share or Other Stock-Based Award shall have any right as a shareholder with respect to any shares of Stock covered by such Award prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

     3.10 If any reorganization, recapitalization, reclassification, stock split, stock dividend, or consolidation of shares of Stock, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:

          (a) the limitation on the aggregate number of shares of Stock that may be awarded as set forth in Plan section 3.5;

          (b) the number and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

          (c) the purchase price to be paid per share of Stock under outstanding Stock Options and the number of shares of Stock to be transferred in settlement of outstanding Stock Appreciation Rights; and

          (d) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Stock; provided, however, that all adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Stock Option shall continue to be an incentive stock option within the meaning of Code section 422.

     3.11 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     3.12 The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     3.13 The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

     3.14 All outstanding Awards to any Participant may be canceled if:

          (a) the Participant, without the consent of the Committee, during his or her service relationship with the Employer or after termination of such relationship, becomes associated with, employed by, renders services to, or owns any interest in, other than any insubstantial interest, as determined by the Committee, any business that is in competition with the Employer or with any business in which the Employer has a substantial interest as determined by the Committee; or

          (b) is terminated for cause as determined by the Committee.

     3.15 Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     3.16 In connection with any Public Offering, a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock acquired under the Plan without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the Public Offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed the period for which securities owned by the Chief Executive Officer of the Company are subject to the same restrictions. Any new, substituted or additional securities that are by reason of any recapitalization or reorganization distributed with respect to Stock acquired under the Plan shall be immediately subject to the Market Stand-Off, to the same extent the Stock acquired under the Plan is at such time covered by such provisions. In order to enforce the Market Stand-Off, the Company may impose stop-transfer restrictions with respect to the Stock acquired under the Plan until the end of the applicable stand-off period.

     3.17 At all times when the Committee determines that compliance with Code section 162(m) is required or desirable, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code section 162(m). In addition, in the event that changes are made to Code section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article XII, make any adjustments it deems appropriate.

                                   ARTICLE IV

                            INCENTIVE STOCK OPTIONS

     4.1 Each provision of this Article IV and of each Incentive Stock Option granted under the Plan shall be construed in accordance with the provisions of Code section 422, and any provision hereof that cannot be so construed shall be disregarded.

     4.2 Incentive Stock Options shall be granted only to Eligible Participants who are in the active employment of the Employer, and to individuals to whom grants are conditioned upon active employment, each of whom may be granted one or more such Incentive Stock Options for a reason related to his employment at such time or times determined by the Committee following the Effective Date through the date which is ten (10) years following the Effective Date, subject to the following conditions:

          (a) The Incentive Stock Option exercise price per share of Stock shall be set in the Agreement, but shall not be less than 100% of the Fair Market Value of the Stock on the Option Grant Date. If the Eligible Participant owns more than 10% of the outstanding Stock (as determined pursuant to Code section 424(d)) on the Option Grant Date, the Incentive Stock Option exercise price per share shall not be less than 110% of the Fair Market Value of the Stock on the Option Grant Date; provided, however, that if an Incentive Stock Option is granted to such an Eligible Participant at an exercise price per share that is less than 110% of Fair Market Value of the stock on the Option Grant Date, such Option shall be deemed a Nonqualified Stock Option.

          (b) The Incentive Stock Option and its related Stock Appreciation Right, if any, may be exercised in whole or in part from time to time within ten (10) years from the Option Grant Date (five (5) years if the Eligible Participant owns more than 10% of the Stock on the Option Grant
     Date), or such shorter period as may be specified by the Committee in the Award; provided, that in any event, the Incentive Stock Option and any related Stock Appreciation Right shall lapse and cease to be exercisable upon a Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Incentive Stock Option Agreement or related Stock Appreciation Right agreement, which period shall in no event exceed three months unless:

             (i) employment shall have terminated as a result of death or Disability, in which event such period shall not exceed one year after the date of death or Disability; or

             (ii) death shall have occurred following a Termination of Employment and while the Incentive Stock Option or Stock Appreciation Right was still exercisable, in which event such period shall not exceed one year after the date of death;

     provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Incentive Stock Option and/or Stock Appreciation Right.

          (c) To the extent the aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which incentive stock options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or any other plan of the Company and its parent and subsidiary corporations (within the meaning of Code sections 424(e) and 424(f), respectively)), by Participant exceeds $100,000, such Incentive Stock Options granted under the Plan shall be treated as Nonqualified Stock Options granted under Article V.

          (d) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Code section 422, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

          (e) The maximum number of shares of Stock that may be issued pursuant to Incentive Stock Option Awards shall be the total number of shares specified in section 3.5.

     4.3 To the extent an Incentive Stock Option fails to meet the requirements of Code section 422, it shall be deemed a Nonqualified Stock Option.

     4.4 If the Incentive Stock Option Agreement so provides, the Committee may require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

                                   ARTICLE V

                           NONQUALIFIED STOCK OPTIONS

     5.1 Nonqualified Stock Options may be granted to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, subject to the terms and conditions set forth in this Article V.

     5.2 The Nonqualified Stock Option exercise price per share of Stock shall be established in the Agreement and may be more than, equal to or less than 100% of the Fair Market Value at the time of the grant, but may not be less than par value of the Stock.

     5.3 A Nonqualified Stock Option and its related Stock Appreciation Right, if any, may be exercised in full or in part from time to time within such period as may be specified by the Committee in the Agreement; provided, that, in any event, the Nonqualified Stock Option and related Stock Appreciation Right shall lapse and cease to be exercisable upon a Termination of Employment or within such period following a Termination of Employment as shall have been specified in the Nonqualified Stock Option Agreement or related Stock Appreciation Right Agreement, provided, that such period following a Termination of Employment shall in no event extend the original exercise period of the Nonqualified Stock Option or Stock Appreciation Right.

     5.4 The Nonqualified Stock Option Agreement may include any other terms and conditions not inconsistent with this Article V or Article VII, as determined by the Committee.

                                   ARTICLE VI

                           STOCK APPRECIATION RIGHTS

     6.1 A Stock Appreciation Right may be granted to an Eligible Participant in connection with a Stock Option granted under Article IV or Article V of this Plan or may be granted independent of any Stock Option.

     6.2 A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the Stock Appreciation Right and receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Stock exceeds the exercise price, times the number of shares of Stock with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right granted in connection with a Stock Option shall entitle the holder of the related Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Stock exceeds the Stock Option price per share of Stock, times the number of shares of Stock under the Stock Option, or portion thereof, which is surrendered.

     6.3 Each Stock Appreciation Right granted hereunder in connection with a Stock Option shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, and shall be exercisable only to the extent such Stock Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Stock Option terminates or lapses. The grant of Stock Appreciation Rights related to Incentive Stock Options must be concurrent with the grant of the Incentive Stock Options. With respect to Nonqualified Stock Options, the grant either may be concurrent with the grant of the Nonqualified Stock Options, or in connection with Nonqualified Stock Options previously granted under Article V, which are unexercised and have not terminated or lapsed.

     6.4 The Committee shall have sole discretion to determine in each case whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all Stock, or any combination thereof. If payment is to be made in Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Stock on the date of exercise. If the Committee elects to make full payment in Stock, no fractional shares of Stock shall be issued and cash payments shall be made in lieu of fractional shares.

     6.5 The Committee shall have sole discretion as to the timing of any payment made in cash or Stock, or a combination thereof, upon exercise of Stock Appreciation Rights. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

     6.6 Upon exercise of a Stock Appreciation Right, the number of shares of Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.

     6.7 Notwithstanding any other provision of the Plan, the exercise of a Stock Appreciation Right is required to satisfy any applicable requirements under Rule 16b-3 of the Act.

                                  ARTICLE VII

            INCIDENTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     7.1 Each Stock Option and Stock Appreciation Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment or other service as consideration for the grant or exercise of such Stock Option or Stock Appreciation Right and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

     7.2 The maximum number of shares of Stock that may be subject to Stock Options and Stock Appreciation Rights granted to any one individual during any calendar year shall be 1,000,000 shares.

     7.3 Except as provided below, each Stock Option and Stock Appreciation Right shall not be transferable by the Participant other than by will or by the laws of descent and distribution or, to the extent otherwise allowed by applicable law, pursuant to a qualified domestic relations order as defined by the Code and the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by him or in the event of his death or Disability, by his guardian or legal representative; provided, however, that a Nonqualified Stock Option or Stock Appreciation Right may be transferred and exercised by the transferee to the extent determined by the Committee to be consistent with securities and other applicable laws, rules and regulations and with Company policy.

     7.4 Shares of Stock purchased upon exercise of a Stock Option or Stock Appreciation Right shall be paid for at the time of exercise (or, in case of an exercise pursuant to a cashless exercise mechanism described below, as soon as practicable after such exercise) in cash or by tendering (either by actual delivery or by attestation) shares of Stock held by the Participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, as determined by the Committee in its discretion, having an aggregate Fair Market Value equal to the amount of cash that would otherwise be required to pay the full option price or by authorizing a third party to sell a portion of the shares acquired upon exercise of the Stock Option or Stock Appreciation Right and remit to the Employer a sufficient portion of the sales proceeds to pay the full option price any tax withholding resulting from such exercise or by any combination of these methods, subject to any limitations set forth in the corresponding Agreement.

     7.5 Unless expressly provided otherwise in an Agreement or by the Committee, no dividends shall be paid on shares of Stock subject to unexercised Stock Options or Stock Appreciation Rights. However, the Committee may provide in an Agreement or otherwise that a Participant has the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to a Stock Option or Stock Appreciation Right (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions, and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. Any such Stock issued, whether delivered or contingently credited, shall be charged against the limitations set forth in Plan section 3.5.

     7.6 The Committee may permit the voluntary surrender of all or a portion of any Stock Option or Stock Appreciation Right granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option or Stock Appreciation Right for the same or a different number of shares of Stock as the Stock Option or Stock Appreciation Right surrendered, or may require such surrender as a condition precedent to a grant of a new Stock Option or Stock Appreciation Right to such Participant. Subject to the provisions of the Plan, such new Stock Option or Stock Appreciation Right shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option or Stock Appreciation Right is granted. Upon surrender, the Stock Options or Stock Appreciation Rights surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of other Awards under this Plan.

                                  ARTICLE VIII

                                RESTRICTED STOCK

     8.1 Restricted Stock Awards may be made to Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Employer. Awards of Restricted Stock may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

     8.2 With respect to Awards of Restricted Stock, the Committee shall:

          (a) determine the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to, or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

          (b) determine the length of the Restriction Period;

          (c) determine any restrictions applicable to the Restricted Stock such as service or performance;

          (d) determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and

          (e) determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or paid to the Company for the account of the Participant.

     8.3 Notwithstanding Section 3.6 of the Plan, a Restricted Stock Award must be accepted within a period of 60 days, or such other period as the Committee may specify, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

     8.4 Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Agreement, if a Participant terminates employment or other service relationship with the Employer for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.

     8.5 Except as otherwise provided in this Article VIII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

     8.6 To the extent not otherwise provided in a Restricted Stock Agreement, in cases of death, Disability or Retirement or in cases of special circumstances, the Committee may in its discretion elect to waive any or all remaining restrictions with respect to such Participant's Restricted Stock.

     8.7 In the event of hardship or other special circumstances of a Participant whose employment or other service relationship with the Employer is involuntarily terminated, the Committee may in its discretion elect to waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant's Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

     8.8 Upon an Award of Restricted Stock to a Participant, one or more stock certificates representing the shares of Restricted Stock shall be registered in the Participant's name. Such certificates may either:

          (a) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock; and/or

          (b) be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.

     8.9 Except as provided in this Article VIII, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts.

     8.10 If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

     8.11 In order to better ensure that Award payments actually reflect the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

                                   ARTICLE IX

                                  STOCK AWARDS

     9.1 A Stock Award shall be granted only in payment of compensation that has been earned or as compensation to be earned, including without limitation, compensation awarded concurrently with or prior to the grant of the Stock Award.

     9.2 For the purposes of this Plan, in determining the value of a Stock Award, all shares of Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares of Stock on the date such Stock Award is granted, regardless of whether or when such shares of Stock are issued or transferred to the Participant and whether or not such shares of Stock are subject to restrictions which affect their value.

     9.3 Shares of Stock subject to a Stock Award may be issued or transferred to the Participant at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. If any such issuance or transfer shall not be made to the Participant at the time the Stock Award is granted, the Committee may provide for payment to such Participant, either in cash or shares of Stock, from time to time or at the time or times such shares of Stock shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares of Stock, as adjusted under Section 3.10, if such shares of Stock had been issued or transferred to such Participant at the time such Stock Award was granted.

     9.4 A Stock Award shall be subject to such terms and conditions, including without limitation, restrictions on the sale or other disposition of the Stock Award or of the shares of Stock issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the Participant, with respect to such shares of Stock, shall be and become a shareholder of the Company fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written Agreement in such form as the Committee shall determine.

                                   ARTICLE X

                               PERFORMANCE SHARES

     10.1 Awards of Performance Shares may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Performance Shares may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

     10.2 With respect to Awards of Performance Shares, which may be issued for no consideration or such minimum consideration as is required by applicable law, the Committee shall:

          (a) determine and designate from time to time those Participants to whom Awards of Performance Shares are to be granted;

          (b) determine the number of Performance Shares to be granted to a Participant;

          (c) determine the performance period and/or performance objectives pursuant to which Performance Shares may be earned;

          (d) determine the form of settlement of a Performance Share; and

          (e) generally determine the terms and conditions of each such Award.

     At any date, each Performance Share shall have a value equal to the Fair Market Value, determined as set forth in Section 2.11.

     10.3 The Committee may designate whether any Performance Share is intended to be "performance-based compensation" within the meaning of Code section 162(m). Notwithstanding anything herein to the contrary, any such Award shall be conditioned on achievement of one or more performance measures selected by the Committee from among the following: earnings, earnings per share, revenues, revenue growth, gross margin, market value added, economic value added, EBIT, EBITDA, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost. The grant of such Awards and the establishment of the performance measures shall be made during the specified performance period, which shall meet the requirements of Code section 162(m). No more than 1,000,000 Performance Shares may be earned by any Participant in any calendar year.

     10.4 Performance periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different performance periods are prescribed.

     10.5 The Committee shall determine the performance objectives of Awards of Performance Shares. Performance objectives may vary from Participant to Participant and between Awards and, except as provided in Section 10.3 above, shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including for example, but not limited to, minimum earnings per share or return on equity. If during the course of a performance period there shall occur significant events which the Committee expects to have a substantial effect on the applicable performance objectives during such period, the Committee may revise such performance objectives.

     10.6 If a Participant terminates service with the Employer during a performance period because of death, Disability, Retirement or under other circumstances in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of Performance Shares at the end of the performance period based upon the extent to which the performance objectives were satisfied at the end of such period and pro rated for the portion of the performance period during which the Participant was in service with the Employer; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Participant terminates service with the Employer during a performance period for any other reason, then such Participant shall not be entitled to any payment with respect to that performance period unless the Committee shall otherwise determine.

     10.7 Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash as the Committee shall determine, with payment to be made as soon as practicable after the end of the relevant performance period.

     10.8 The Committee shall have the authority to approve requests by Participants to defer payment of Performance Shares on terms and conditions approved by the Committee and set forth in a written Agreement between the Participant and the Company entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

                                   ARTICLE XI

                            OTHER STOCK-BASED AWARDS

     11.1 Other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including without limitation, convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and Stock awards or options valued by reference to book value or performance, may be granted either alone or in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Participants to whom and the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock subject to such Awards, and all other conditions of the Awards. The Committee also may provide for the grant of shares of Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

     11.2 Other Stock-Based Awards made pursuant to this Article XI shall be subject to the following terms and conditions:

          (a) Subject to the provisions of this Plan and the applicable Agreement, shares of Stock subject to Other Stock-Based Awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (b) Subject to the provisions of this Plan and the applicable Agreement and unless otherwise determined by the Committee at the time of the Award, the recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts, if any, shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

          (c) Any Other Stock-Based Award and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the applicable Agreement, as determined by the Committee, in its sole discretion.

          (d) Upon the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder, if any, with respect to any or all of an Other Stock-Based Award.

          (e) Each Other Stock-Based Award shall be evidenced by, and subject to the terms of, an Agreement.

          (f) Stock, including securities convertible into Stock, issued on a bonus basis under this Article XI may be issued for no cash consideration.

     11.3 The Committee may designate whether any Other Stock-Based Award is intended to be "performance-based compensation" within the meaning of Code section 162(m). Notwithstanding anything herein to the contrary, any such Award shall be conditioned on achievement of one or more performance measures selected by the Committee from among the following: earnings, earnings per share, revenues, revenue growth, gross margin, market value added, economic value added, EBIT, EBITDA, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost. The grant of such Awards and the establishment of the performance measures shall be made during the specified performance period, which shall meet the requirements of Code section 162(m). No more than 1,000,000 shares of Stock may be earned by any Participant in any calendar year.

     11.4 Other Stock-Based Awards may include a phantom stock Award, which is subject to the following terms and conditions:

          (a) The Committee shall select the Eligible Participants who may receive phantom stock Awards. The Eligible Participant shall be awarded a phantom stock unit, which shall be the equivalent to a share of Stock.

          (b) Under an Award of phantom stock, payment shall be made on the dates or dates as specified by the Committee or as stated in the applicable Agreement and phantom stock Awards may be settled in cash, Stock, or some combination thereof.

          (c) The Committee shall determine such other terms and conditions of each Award as it deems necessary in its sole discretion.

                                  ARTICLE XII

                           AMENDMENT AND TERMINATION

     12.1 The Board at any time and from time to time, may amend or terminate the Plan. To the extent required by Code section 422 and/or the rules of the exchange upon which the Stock is traded or other applicable law, no amendment, without approval by the Company's shareholders, shall:

          (a) alter the group of persons eligible to participate in the Plan;

          (b) except as provided in Plan section 3.10, increase the maximum number of shares of Stock which are available for issuance pursuant to Awards granted under the Plan;

          (c) extend the period during which Incentive Stock Options may be granted beyond the date which is ten (10) years following the Effective Date.

          (d) limit or restrict the powers of the Committee with respect to the administration of this Plan;

          (e) change the definition of an Eligible Participant for the purpose of Incentive Stock Options or increase the limit or the value of shares of Stock for which an Eligible Participant may be granted an Incentive Stock Option;

          (f) materially increase the benefits accruing to Participants under this Plan; or

          (g) change any of the provisions of this Article XII.

     12.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award previously granted to such Participant under this Plan; provided, however, the Committee retains the right and power to treat any outstanding Incentive Stock Option as a Nonqualified Stock Option in accordance with Plan section 4.3.

     12.3 Notwithstanding anything herein to the contrary, if the right to receive or benefit from any Award, either alone or together with payments that a Participant has the right to receive from the Company, would constitute a "parachute payment" under Code section 280G, all such payments may be reduced, in the discretion of the Committee, to the largest amount that will avoid an excise tax to the Participant under Code section 280G.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     13.1 Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a director thereof, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

     13.2 The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Employer is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Award or the exercise thereof, including, but not limited to, withholding the payment of all or any portion of such Award or another Award under this Plan until the Participant reimburses the Employer for the amount the Employer is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or another Award under this Plan in order to withhold or reimburse itself for the amount it is required to so withhold. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the exercise transaction. Any such method of satisfying the withholding obligation must satisfy any applicable requirements of rule 16b-3 under the Act.

     13.3 The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Act section 16(b).

     13.4 The terms of the Plan shall be binding upon the Company, and its successors and assigns.

     13.5 The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards under the Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     13.6 Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof.

     13.7 If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

     13.8 Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

                                                                       EXHIBIT B

                                    PNV INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                                  INTRODUCTION

     1.1 Statement of Purpose. The purpose of the Plan is to provide each Eligible Employee an opportunity to purchase Stock. The Board believes that employee participation in ownership will be to the mutual benefit of both the employees and the Company.

     1.2 Internal Revenue Code Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Code section
423. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 "Administrator" means the individual or committee (which may be a committee of the Board) appointed by the Board to administer the Plan, as provided in Section 6.4 hereof.

     2.2 "Board" means the Board of Directors of the Company.

     2.3 "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "Company" means PNV Inc., a Delaware corporation.

     2.5 "Compensation" means the total earnings paid, during the period of reference, to an Employee by the Employer, including regular salary or wages, overtime, bonuses, commissions, vacation pay, and pay for other time off, but excluding expense reimbursements and other compensation, to which has been added
(a) any elective deferral amounts by which the Employee has had his or her current remuneration reduced for the purposes of funding a contribution to any plan sponsored by the Employer and satisfying the requirements of section 401(k) of the Code, and (b) any amounts by which the Employee's compensation has been reduced pursuant to a compensation reduction agreement between the Employee and the Employer for the purpose of funding benefits through any cafeteria plan sponsored by the Employer meeting the requirements of section 125 of the Code.

     2.6 "Continuous Service" means the period of time during which the Employee has been employed by the Employer and during which there has been no interruption of Employee's employment by the Employer. For this purpose, periods of Excused Absence shall not be considered to be interruptions of Continuous Service. Continuous Service shall, at the election of the Committee, include periods of service with a corporation or other entity acquired by an Employer after the Effective Date.

     2.7 "Effective Date" shall mean January 1, 2001.

     2.8 "Eligible Employee" means each Employee who has completed six (6) months of Continuous Service other than:

          (a) an Employee whose customary employment is for 20 or fewer hours per week,

          (b) an Employee whose customary employment is for not more than five months in any calendar year, and

          (c) an Employee who immediately after a grant of an option under this Plan owns (or is deemed to own pursuant to Code section 424(d)) stock of the Company and/or holds outstanding option(s) to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation of the Company within the meaning of Code section 424(f).

     2.9 "Employee" means each person whom the Employer treats as a common law employee for federal payroll tax purposes.

     2.10 "Employer" means the Company and each Subsidiary.

     2.11 "Excused Absence" means an absence pursuant to a temporary leave of absence granted by the Employer, absence due to disability or illness, absence by reason of a temporary layoff, or absence by reason of active duty in the armed forces of the United States. An Excused Absence shall terminate upon the earlier of (a) the ninety-first (91st) day of any such absence unless the individual's right to reemployment beyond such date is guaranteed either by statute or by contract, in which case the Excused Absence shall terminate on the day following the last day on which such reemployment is so guaranteed, or (b) the last day of the calendar month in which the leave expires by its terms, the layoff ends by recall or permanent separation from service, or the individual recovers from illness or disability.

     2.12 "Fair Market Value" means the value of the Stock as determined in good faith by the Administrator, provided, however, that:

          (a) if the Stock is admitted to trading on a national securities exchange, Fair Market Value on any date shall be the closing sale price reported for the Stock on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported;

          (b) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and has been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Stock on such system on such date or on the last day preceding such date on which a sale was reported;

          (c) if the Stock is admitted to quotation on NASDAQ and has not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date; or

     2.13 "Offering" means the offering of shares of Stock under the Plan.

     2.14 "Offering Date" means the first business day of each Purchase Period during which the Plan is in effect.

     2.15 "Participant" means each Eligible Employee who elects to participate in the Plan.

     2.16 "Plan" means the PNV Inc. Employee Stock Purchase Plan, as set forth herein and as may hereafter be amended.

     2.17 "Purchase Agreement" means the document prescribed by the Administrator pursuant to which an Eligible Employee has enrolled to be a Participant.

     2.18 "Purchase Date" means the last business day of each Purchase Period.

     2.19 "Purchase Period" means each approximate six (6) month period beginning with the first business day on or after each January 1 and July 1 and ending on the last business day the period ending six (6) months thereafter.

     2.20 "Purchase Price" has the meaning set forth in Section 4.3 of this Plan.

     2.21 "Stock" means the Common Stock, no par value, of the Company.

     2.22 "Stock Purchase Account" means a bookkeeping account reflecting all amounts withheld from an Employee's Compensation or otherwise paid into the Plan for the purpose of purchasing shares of Stock for such Employee under the Plan, reduced by all amounts applied to the purchase of Stock for such Employee under the Plan.

     2.23 "Subsidiary" shall mean a corporation described in Code section 424(f) that has, with the permission of the Administrator, adopted the Plan. The Subsidiaries are listed on Schedule A attached hereto, which shall be amended from time to time by the Administrator to reflect the addition and/or deletion of Subsidiaries.

                                  ARTICLE III

                           ADMISSION TO PARTICIPATION

     3.1 Initial Participation. Only Eligible Employees may participate in the Plan. Any Eligible Employee may become a Participant by executing and filing with the Administrator a Purchase Agreement at such time in advance of an Offering Date, and on such forms, as the Administrator shall prescribe for this purpose. The effective date of an Eligible Employee's participation shall be the Offering Date next following the date on which the Administrator receives from the Eligible Employee a properly executed and timely filed Purchase Agreement. Participation in the Plan will continue automatically from one Purchase Period to another unless notice is given pursuant to Section 3.2.

     3.2 Voluntary Discontinuance of Participation. Any Participant may voluntarily withdraw from the Plan by filing a Notice of Withdrawal with the Administrator at such time in advance of a Purchase Date, and on such forms, as the Administrator shall prescribe for this purpose. Upon such withdrawal, there shall be paid to the Participant the amount, if any, credited to his or her Stock Purchase Account. The delivery of certificates representing the shares of Stock held for such Participant under the Plan shall be handled in the manner provided in Section 4.6.

     3.3 Involuntary Discontinuance of Participation. If a Participant ceases to be an Eligible Employee for any reason, the entire amount, if any, credited to the Participant's Stock Purchase Account shall be refunded to him (or, in the event of the Participant's death, paid to the Participant's estate). The delivery of certificates representing the shares of Stock held for such Participant under the Plan shall be handled in the manner provided in Section 4.6.

     3.4 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation, and who wishes to be reinstated as a Participant may again become a Participant for any subsequent Purchase Period by executing and filing with the Administrator, at such time in advance of an Offering Date, and on such forms, as the Administrator shall prescribe for this purpose, a new Purchase Agreement on forms provided by the Administrator or through telephone or other electronic means as may be established by the Administrator. Reinstatement to Participant status shall be effective as of the Offering Date next following the date on which the Administrator receives from the Eligible Employee the properly executed and timely filed Purchase Agreement, provided that such Purchase Agreement is filed no later than the deadline in advance of such Offering Date as prescribed by the Administrator.

                                   ARTICLE IV

                                 STOCK PURCHASE

     4.1 Reservation of Shares. Except as provided in Section 5.2 hereof, the aggregate number of shares of Stock that may be purchased under the Plan shall be Two Hundred Fifty Thousand (250,000) Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares of Stock, or shares of Stock acquired in the market or directly from shareholders.

     4.2 Grant of Option. On the Offering Date of a Purchase Period, each Eligible Employee participating in the Plan for such Purchase Period shall be granted an option to purchase on the Purchase Date for such Purchase Period, at the Purchase Price specified in Section 4.3 below, subject to the other limitations set forth in the Plan, the lesser of (a) the number of whole and fractional shares of Stock that can be purchased by applying the full balance of his or her Stock Purchase Account to such purchase of shares at such Purchase Price, or (b) the number of shares of Stock that would not cause the Participant to exceed the limit of Section 2.8(c). Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the foregoing limitation shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock on the next Offering Date (unless withdrawn before such next Offering Date). Exercise of such option shall occur as provided in Section 4.3 below. Such option shall expire on the Purchase Date.

     4.3 Exercise of Option and Purchase Price of Shares. An option to purchase shares of Stock pursuant to Section 4.2 above shall be exercised automatically on the Purchase Date for the applicable Purchase Period, and the maximum number of whole shares of Stock subject to such option pursuant to Section 4.2 above shall be purchased for the Participant form the balance in his or her Stock Purchase Account. The Purchase Price per share of Stock purchased for a Participant pursuant to any Purchase Period shall be the sum of (a) eighty-five percent (85%) of the Fair Market Value of such share on the Offering Date on which such Purchase Period commences or on the applicable Purchase Date, whichever is lower, and (b) any transfer, excise, or similar tax imposed on the transaction pursuant to which such share of Stock is purchased. No fractional shares of Stock shall be purchased; any monies accumulated in a Participant's Stock Purchase Account which are not sufficient to purchase a full share of Stock shall be retained in the Participant's Stock Purchase Account for the subsequent Purchase Period, subject to earlier withdrawal as provided herein. If the Purchase Date with respect to the purchase of Stock is a day on which the stock is selling ex-dividend but is on or before the record date for such dividend, then for Plan purposes the Purchase Price per share will be increased by an amount equal to the dividend per share.

     4.4 Establishment of Stock Purchase Account.

          (a) Each Participant shall authorize payroll deductions from his or her Compensation for the purposes of funding his or her Stock Purchase Account. In the Purchase Agreement, each Participant shall authorize a deduction from each payment of his or her Compensation during a Purchase Period, which deduction shall be not less than $10.00 nor more than fifteen percent (15%) of the gross amount of such payment, subject to Section 4.5(c). The Administrator or its designee may require that any payroll deduction must be made in whole percentages (i.e., 1%, 2%, 3%, etc.) and not in any fraction of a percentage. In addition, the Administrator may allow, in its sole discretion and subject to such terms and procedural requirements as it may establish, for the delivery of cash payments by Participants directly to the Administrator or its designee, provided, however, that the total payroll deductions and direct cash payments may not exceed, in the aggregate for any calendar year, fifteen percent (15%) of the total Compensation paid such Participant for the respective calendar year. Subject to Section 3.2, a Participant may not reduce or increase his or her payroll deduction rate during any Purchase Period. However, a Participant may change the deduction to any permissible level for any subsequent Purchase Period by filing notice thereof at such time preceding the Offering Date on which such subsequent Purchase Period commences as the Administrator shall determine. If local law prohibits payroll deductions, for such purpose, any alternative method approved by the Committee may be substituted. A Participant's payroll deductions may be decreased by the Committee to the extent necessary to comply with Section 4.5 below.

          (b) No interest shall accrue on any amount credited to a Stock Purchase Account. Pending application of funds credited to Stock Purchase Accounts to purchase Stock pursuant to Section 4.5 and other applicable provisions of this plan, all amounts credited to such accounts may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such accounts.

     4.5 Limitations.

          (a) Notwithstanding anything contained herein to the contrary, a Participant may not during any calendar year purchase shares of Stock having an aggregate Fair Market Value, determined at the time of each Offering Date during such calendar year, of more than $25,000.

          (b) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     4.6 Share Ownership; Issuance of Certificates.

          (a) The shares purchased for a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Administrator in accordance with Section 4.6(b).

          (b) The Administrator, in its sole discretion, may determine the method for delivering shares of Stock by the Company including, but not limited to, (i) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased for all Participants on a Purchase Date or during a calendar year to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, Inc., as selected by the Administrator from time to time, which shares shall be maintained by such member firm in separate accounts for each Participant, or (ii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased for all Participants on a Purchase Date or during the calendar year to a bank or trust Company or affiliate thereof, as selected by the Administrator from time to time, which shares shall be maintained by such bank or trust Company or affiliate in separate accounts for each Participant. In addition, the Administrator may periodically issue and deliver to the Participant a certificate for the number of whole shares of Stock purchased for such Participant on a Purchase Date or during such other time period as the Administrator may determine. Each Participant shall have full shareholder rights with respect to all shares of Stock purchased under the Plan, including, but not limited to, voting, dividend and liquidation rights. Shares which are held in the name of the Company or its agent as the nominee for the Participant will be covered by proxies provided to such Participant by the Company or its agent. Unless provided otherwise, cash dividends paid on Stock issued under the Plan will be automatically reinvested. A Participant may withdraw certificates for his or her shares of Stock credited to his or her account at any time by a written request for such withdrawal delivered to the Administrator or its designee, and upon any such request, the Company will promptly distribute such certificates to the requesting Participant. Distributions of stock certificates will be made promptly after the death, disability, retirement or other termination of employment of a Participant. In the event of a Participant's death, such stock certificates will be distributed to the Participant's estate.

                                   ARTICLE V

                              SPECIAL ADJUSTMENTS

     5.1 Shares Unavailable. If, on any Purchase Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following shall occur:

          (a) The number of shares that would otherwise be purchased for each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess;

          (b) The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available shares is exhausted; and

          (c) Any amounts remaining in the respective Stock Purchase Accounts of the Participants shall be refunded to such Participants.

     5.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the maximum number of shares each Participant may purchase each Purchase Period, as well as the price per share and the number of shares of Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Purchase Period then in progress shall be shortened by setting a new Purchase Date (the "New Purchase Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant's option has been changed to the New Purchase Date and that the Participant's option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Purchase Period as provided in
     Section 3.2 hereof.

          (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Period then in progress shall be shortened by setting a new Purchase Date (the "New Purchase Date"). The New Purchase Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant's option has been changed to the New Purchase Date and that the Participant's option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Purchase Period as provided in Section 3.2 hereof.

     5.3 Antidilution Provisions. Subject to any required action of the shareholders of the Company, the aggregate number of shares of Stock reserved for purchase under the Plan, as provided above, the number of shares of Stock covered by an option as described in Section 4.2 above and the calculation of the Purchase Price under Section 4.3 above may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a recapitalization, reclassification, stock split, stock dividend, combination of shares, or transaction having similar effect. Any such adjustment shall be made by the Administrator acting with the consent of, and subject to the approval of, the Board.

                                   ARTICLE VI

                                 ADMINISTRATION

     6.1 Nonalienation and Restriction on Transfer. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during his or her lifetime except as hereinafter set forth, and may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant, other than by will, the laws of descent and distribution or as provided in Section 6.9 hereof. Any such attempt to dispose of such right shall be void, and the Administrator may elect to treat such act as an election with withdraw from a Purchase Period pursuant to Section 3.2 hereof.

     6.2 Administrative Costs. The Company (or a Subsidiary) will pay all administrative expenses incurred in the administration of the Plan other than any fees or transfer, excise, or similar taxes imposed on the transaction pursuant to which any shares of Stock are purchased. The Participant will pay any transaction fees or commissions on any sale of the shares of Stock and may also be charged the reasonable costs associated with issuing stock certificates.

     6.3 Collection of Taxes. The Company shall be entitled to collect, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the issuance of Stock under this Plan or the subsequent sale or disposition of such Stock, and the Administrator shall institute such mechanisms as shall insure the collection of such taxes. Until such tax with respect to a Participant is collected, the Company shall be entitled to retain stock issuable to the Participant as security for collection of such tax.

     6.4 Administrator. The Board shall appoint an Administrator, who shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Administrator shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required under this Plan. The Administrator shall have the fullest discretion permissible under law in the discharge of its duties. The Administrator's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants under this Plan shall be final, conclusive and binding on all parties.

     6.5 Amendment of the Plan. The Board may amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is set after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise in its discretion determine to submit other such changes to the Plan to stockholders for approval; provided, however, that no such action may (i) without the consent of an affected Participant, materially impair the rights of such Participant with respect to any shares of Stock previously purchased for him under the Plan, or (ii) disqualify the Plan under section 423 of the Code.

     6.6 Termination of the Plan. Subject to Section 5.1, the Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, in the discretion of the Administrator, either Participants shall be permitted to complete unpaid subscriptions in a manner determined by the Administrator, or the balance (if any) then standing to the credit of each Participant in his or her Stock Purchase Account shall be refunded to him in satisfaction of all rights under the Plan. Certificates representing the shares of Stock shall be handled in the manner provided in Section 4.6.

     6.7 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

     6.8 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Administrator for such purpose and shall be effective only when received by the Administrator or its designee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to PNV Inc., 11711 Northwest 39th Street, Coral Springs, Florida, 33065 (or such other address as the Administrator may specify for this purpose), Attention: Administrator: Employee Stock Purchase Plan. Delivery by any other mechanism shall be deemed effective at the discretion of the Administrator.

     6.9 Designation of Beneficiary.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     6.10 Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at annually (or more frequently if the Administrator so elects). Statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, during the past 12 months (or other period covered by the report).

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

     7.2 Gender.  The masculine shall include the feminine, and vice versa.

     7.3 Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. If any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Florida, to the extent such laws are not in conflict with, or superseded by, federal law.

                            . FOLD AND DETACH HERE .

                                    PNV INC.
                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE
                           HELD ON NOVEMBER 15, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on November 15, 2000 and the Proxy Statement and appoints Robert P. May and Casey L. Gunnell and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of PNV Inc. (the "Company"), which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on November 15, 2000 at 3:00 p.m. at the Radisson Resort Coral Springs, 11775 Heron Bay Boulevard, Coral Springs, Florida, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted as follows:

1. ELECTION OF DIRECTORS:           [ ] FOR All Nominees Listed  [ ] WITHHOLD Authority To    [ ] WITHHOLD Authority To
                                        Below                        Vote For All Nominees        Vote For Those Nominees
                                                                                                  Written in the Space
                                                                                                  Provided Below; and FOR
                                                                                                  All Other Nominees

NOMINEES: Robert P. May, Ian Williams, Robert M. Chefitz, Daniel K. O'Connell, William J. Razzouk and Raymond B. Greer.

INSTRUCTION -- To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------

2. Approval and adoption of the PNV Inc. 2000 Equity Compensation Plan.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

3. Approval and adoption of the PNV Inc. Employee Stock Purchase Plan.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

                            . FOLD AND DETACH HERE .

4. Ratification of the appointment of DeLoitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

5. The proxies are authorized to vote the shares represented by this proxy in accordance with their judgment on such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN
ITEM 1 AND FOR ITEMS 2, 3 AND 4.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                 Dated:

                                                 ------------------------ , 2000

                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature if held jointly

                                                 PLEASE COMPLETE, SIGN, DATE AND
                                                 RETURN THIS PROXY PROMPTLY IN
                                                 THE ENCLOSED ENVELOPE.